As filed with the Securities and Exchange Commission on January 25, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESSEX PROPERTY TRUST, INC.	ESSEX PORTFOLIO, L.P.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Maryland	77-0369576	California	77-0369575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

925 East Meadow Drive Palo Alto, California 94303 (650) 494-3700		925 East Meadow Drive Palo Alto, California 94303 (650) 494-3700
(Address, including zip code, and telephone, including area code, of registrar’s principal executive offices)		(Address, including zip code, and telephone, including area code, of registrar’s principal executive offices)

Keith R. Guericke
President and Chief Executive Officer
925 East Meadow Drive
Palo Alto, California 94303
(650) 494-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Stephen J. Schrader, Esq.
Justin Bastian, Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
(650) 813-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
[
3.625% Exchangeable Senior Notes due 2025	$225,000,000	100%	$225,000,000	$24,075

Common Stock, par value, $0.0001, and associated preferred share purchase rights	2,179,170(2)	--	--	--(3)

Guarantees of 3.625% Exchangeable Senior Notes due 2025	--	--	--	--(4)
Total	--	--	$225,000,000	$24,075

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents the maximum number of shares of common stock of Essex Property Trust, Inc. that could be issuable upon exchange of the notes at a rate of 9.6852 shares of common stock per $1,000 principal amount of notes. Pursuant to Rule 416 of the Securities Act, this registration statement also covers such additional shares that may be issued as a result of a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to shares of common stock of Essex Property Trust, Inc. issuable upon exchange of the notes because no additional consideration will be received in connection with the exercise of the exchange privilege.

(4)	Pursuant to Rule 457(n) under the Securities Act, there is no additional filing fee payable with respect to the guarantees.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

PROSPECTUS

$225,000,000
Essex Portfolio, L.P.
3.625% Exchangeable Senior Notes due 2025

Fully and Unconditionally Guaranteed by
Essex Property Trust, Inc.

We issued a total of $225 million aggregate principal amount of our 3.625% Exchangeable Senior Notes due 2025 in a private placement completed in November 2005.

The notes bear interest at the rate of 3.625% per year, payable on November 1 and May 1 of each year, beginning May 1, 2006. The notes will mature on November 1, 2025. However, on or after November 4, 2010, we may redeem the notes in whole or in part for cash at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional interest, if any). We may not redeem the notes prior to November 4, 2010 except to the extent necessary to preserve the status of Essex Property Trust, Inc. as a real estate investment trust. On November 1, 2010, November 1, 2015 and November 1, 2020, as well as upon the occurrence of a fundamental change (defined herein), holders may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any).

The notes are exchangeable for shares of common stock, par value $0.0001 per share, of Essex Property Trust, Inc., which we refer to as the “Essex common shares,” prior to the close of business on the second business day prior to maturity at any time on or after November 1, 2020, and also prior to November 1, 2020 but only under the following circumstances: (i) if the closing sale price of the Essex common shares reaches a specified threshold over a specified time period; (ii) if the trading price of the notes is below a specified threshold for a specified time period; (iii) if those notes have been called for redemption; (iv) upon the occurrence of the specified corporate transactions described in this prospectus; (v) upon the occurrence of a fundamental change; or (vi) if Essex common shares cease to be listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for a 30 consecutive trading day period. Subject to the exceptions described under “Description of Notes” in this prospectus, upon an exchange of notes we will deliver cash and Essex common shares, if any, with an aggregate value, which we refer to as the “exchange value,” equal to the exchange rate multiplied by the average price of Essex common shares over a stated period as follows: (1) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the exchanged notes and (b) the exchange value; and (2) if the exchange value is greater than the principal return, an amount with a value equal to the difference between the exchange value and the principal return, which we refer to as the “net amount.” We may pay the net amount, at our option, in cash, Essex common shares or a combination of cash and Essex common shares.

The initial exchange rate for each $1,000 principal amount of notes is 9.6852 Essex common shares. This is equivalent to an initial exchange price of $103.25 per Essex common share. For a discussion of the circumstances in which the exchange rate will be subject to adjustment, see “Description of Notes—Exchange Rate Adjustments” in this prospectus. In addition, if certain fundamental changes occur prior to November 4, 2010 and a holder elects to exchange notes in connection with any such transaction, we will increase the exchange rate for the time period specified herein unless such transaction constitutes a public acquirer change in control (defined herein) and we elect to modify the exchange right for a right to exchange the notes for cash and shares of public acquirer common stock, if any, as described in this prospectus.

The notes are senior unsecured obligations of Essex Portfolio, L.P. and ranks equally with all of our other senior unsecured indebtedness and be effectively subordinated to our secured indebtedness to the extent of the collateral securing such indebtedness and to all liabilities and preferred equity of our subsidiaries. The notes are fully and unconditionally guaranteed by Essex Property Trust, Inc., our general partner, but Essex Property Trust, Inc. has no operations and no material assets, other than its investment in us. Essex Portfolio, L.P. and Essex Property Trust, Inc. do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. The notes are designated for trading on The PORTALSM Market of the National Association of Securities Dealers, Inc. The notes sold using this prospectus, however, will no longer be eligible for trading on The PORTALSM Market. Pursuant to a registration rights agreement, we and Essex Property Trust, Inc. have agreed to file this shelf registration statement permitting the resale of the notes and Essex common shares issued upon the exchange of the notes. If we or Essex Property Trust, Inc. fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes.

The selling securityholders identified in this prospectus may offer from time to time up to $225 million aggregate principal amount of the notes and Essex common shares issuable upon exchange of the notes. The notes and the Essex common shares may be offered, in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See“Plan of Distribution” on page 85 for additional information on the methods of sale.

Essex common shares are listed on the New York Stock Exchange under the symbol “ESS.” On January 24, 2006, the last reported sales price for Essex common shares on the New York Stock Exchange was $99.17 per share.

See “Risk Factors” beginning on page 11 to read about important factors you should consider before buying the notes and the Essex common shares issuable upon exchange of the notes.”

The date of this prospectus is January 25, 2006.

TABLE OF CONTENTS
                                                                   Page
ABOUT THE PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
FORWARD-LOOKING STATEMENTS	3
SUMMARY	5
THE OFFERING	6
RISK FACTORS	11
USE OF PROCEEDS	30
RATIO OF EARNINGS TO FIXED CHARGES	30
PRICE RANGE OF ESSEX PROPERTY TRUST, INC. SHARES OF COMMON STOCK	30
DESCRIPTION OF NOTES	31
DESCRIPTION OF CAPITAL STOCK	59
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	62
SELLING SECURITYHOLDERS	82
PLAN OF DISTRIBUTION	85
LEGAL MATTERS	87
EXPERTS	87
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	88

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

  ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more stockholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplement or in any document incorporated herein or therein by reference is accurate as of any date other than the date on the front of each document.

You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 2 in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Essex Property Trust, Inc. and Essex Portfolio, L.P. file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that Essex Property Trust, Inc. or Essex Portfolio, L.P. files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that Essex Property Trust, Inc. or Essex Portfolio, L.P. files electronically with the SEC (http://www.sec.gov). You can inspect reports and other information that Essex Property Trust, Inc. or Essex Portfolio, L.P. files at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that Essex Property Trust, Inc. or Essex Portfolio, L.P. later files with the SEC, modifies or replaces this information. Incorporated by reference are the following documents that are filed with the SEC:

•	Annual Report on Form 10-K of Essex Property Trust, Inc. for the year ended December 31, 2004; and as amended on Form 8-K dated January 20, 2006;

•	Annual Report on Form 10-K of Essex Portfolio, L.P. for the year ended December 31, 2004, and as amended on Form 8-K dated January 25, 2006;

•	Quarterly Reports on Form 10-Q of Essex Property Trust, Inc. for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•	Quarterly Reports on Form 10-Q of Essex Portfolio, L.P. for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•
Current Reports on Form 8-K of Essex Property Trust, Inc. filed on February 14, 2005, April 13, 2005, October 25, 2005, November 2, 2005 (other than the current report furnished under Item 2.02 of Form 8-K), December 1, 2005, January 4, 2006, January 9, 2006 and January 20, 2006;

•	Current Reports on Form 8-K of Essex Portfolio, L.P. filed on October 25, 2005, November 2, 2005, December 1, 2005, January 4, 2006 and January 25, 2006;

•	the description of Essex Property Trust, Inc. common stock contained in a Registration Statement on Form 8-A filed with the SEC on May 27, 1994, as amended on September 19, 2003; and

•
all documents filed by either Essex Property Trust, Inc. or Essex Portfolio, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) (other than current reports furnished under Item 2.02 or 9.01 of Form 8-K) after the date of this prospectus and prior to the termination of this prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303, Attention: Secretary, Tel: (650) 494-3700.

 FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and are subject to the ‘‘safe harbor’’ provisions created by these statutes. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as ‘‘anticipates,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘future,’’ ‘‘intends,’’ ‘‘assuming,’’ ‘‘projects,’’ ‘‘plans’’ and similar expressions or the negative of those terms or other comparable terminology. These forward-looking statements which include statements about our expectations, objectives, anticipations, intentions and strategies regarding the future, expected operation results, revenues and earnings, reflect only management’s current expectations and are not guarantees of future performance and are subject to risks and uncertainties, including those risks described under the heading ‘‘Risk Factors’’ in this prospectus, or in the documents incorporated by reference in this prospectus, that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Some of these forward-looking statements include the following:

•	Our expectations regarding our ability to finance all of our balloon payments when due under our mortgages and our line of credit borrowings;

•	Our intent to continue to acquire multifamily residential properties;

•
Our expectation to finance future acquisitions, in whole or in part, under various forms of secured or unsecured financing or through the issuance of partnership units by the Operating Partnership or additional equity;

•	Our intent to continue to use leverage to increase the rate of return on our investments and to provide for additional investments that we could not otherwise make;

•	Our ability to obtain additional debt financing in the future through mortgages on some or all of our properties;

•
Essex Property Trust’s ability to enter into business combinations with Messrs. Marcus and Millichap and The Marcus & Millichap Company, without compliance with the super-majority vote requirements and other provisions of the Maryland General Corporation Law;

•	Essex Property Trust’s ability to establish one or more series of preferred stock that could delay, defer or prevent a transaction or a change in control;

•	Our expectation to engage in tax-exempt financings in the future;

•	Our anticipation to maintain sufficient influence over any joint venture to achieve its objectives;

•
Our plan to hold contributed assets or defer recognition of taxable gain on their sale pursuant to like-kind exchanges under Section 1031 of the Internal Revenue Code and their impact on our financial position;

•	Our intention to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. holder;

•	Essex Property Trust’s expectation to continue to be a domestically controlled REIT;

•	Essex Property Trust’s intention to structure any hedging transactions in a manner that does not jeopardize its status as a REIT;

•
Essex Property Trust’s belief that the amount of its assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of its total assets and will satisfy the 5% and both 10% asset tests;

•	Essex Property Trust’s belief that it is not, and it does not expect to become, a ‘‘pension-held REIT’’;

•	Our anticipation to maintain sufficient influence over the Essex Apartment Value Fund II, L.P. to permit it to achieve its business objectives; and

•	Essex Property Trust’s belief that it will continue to qualify as a REIT.

All forward-looking statements included or incorporated by reference in this prospectus are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement or statements, except as required by law. It is important to note that such forward-looking statements are subject to risks and uncertainties and that our actual results could differ materially from those in such forward-looking statements. The foregoing factors, as well as those under the heading “Risk Factors” in this prospectus and in the Section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q that we file with the SEC from time to time, among others, in some cases have affected, and in the future could affect, our actual operating results and could cause our actual consolidated operating results to differ materially from those expressed in any forward-looking statement made by us. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus.

 SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and the Essex common shares for which the notes, in certain circumstances, are exchangeable. As a result, you should read this entire prospectus, as well as the information incorporated herein by reference, carefully.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” “Essex Portfolio” or “Operating Partnership” refer to Essex Portfolio, L.P. and its subsidiaries and not to Essex Property Trust, Inc., and the terms “Essex” and “Essex Property Trust” refer to Essex Property Trust, Inc. and its subsidiaries, including Essex Portfolio, L.P.

Essex Property Trust, Inc., and Essex Portfolio, L.P.

General

Essex Property Trust is a self-administered and self-managed real estate investment trust, or “REIT,” that acquires, develops, redevelops and manages multifamily residential properties in selected communities located primarily in the west coast of the United States. Essex Property Trust owns all of its interests in its real properties, directly or indirectly, through Essex Portfolio, L.P. Essex Property Trust is the sole general partner of Essex Portfolio and, as of September 30, 2005, had an approximately 90.5% general partner interest in Essex Portfolio.

Our investment strategy has two components: constant monitoring of existing markets, and evaluation of new markets to identify areas with the characteristics that underlie rental growth. Our strong financial condition supports our investment strategy by providing access to a wide range of capital alternatives. This enhances our ability to quickly shift our acquisition, development, and disposition activities to markets that will optimize the performance of the portfolio.

As of September 30, 2005, we had ownership interests in 125 multifamily properties, comprising 25,950 apartment units. In addition, at September 30, 2005, we along with our affiliated entities and joint venturers were also developing three multifamily residential properties, which are expected to comprise 505 units. Our multifamily residential properties are located in Southern California (Los Angeles, Ventura, Orange, Riverside and San Diego counties), Northern California (the San Francisco Bay Area) and the Pacific Northwest (the Seattle, Washington and Portland, Oregon metropolitan areas) and other areas (Houston, Texas). At September 30, 2005, we also had ownership interests in three office buildings (with approximately 166,340 square feet), three recreational vehicle parks (comprising 562 spaces) and one manufactured housing community (containing 157 sites). Essex Property Trust became a public company in 1994. Its web site address is http://www.essexpropertytrust.com. Information on its web site does not constitute a part of this prospectus and is not incorporated by reference herein. Essex’s common stock is listed on the New York Stock Exchange under the Symbol “ESS.” Essex is a Maryland corporation. Essex’s executive offices are located at 925 East Meadow Drive, Palo Alto, California 94303.

 The Offering

We provide the following summary solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus.

.

Issuer of Notes	Essex Portfolio, L.P.
Guarantor of Notes	Essex Property Trust, Inc., our general partner.
Issuer of Common Shares Upon Exchange of Notes	Essex Property Trust, Inc., our general partner
Notes Offered	$225.0 million aggregate principal amount of 3.625% Exchangeable Senior Notes due 2025.
Maturity Date	November 1, 2025, unless earlier repurchased, redeemed, or exchanged in accordance with their terms prior to such date.
Interest	The notes bear interest at an annual rate of 3.625%. Interest is payable semi-annually in arrears on May 1 and November 1 of each year beginning May 1, 2006.
Ranking
The notes are our senior unsecured obligations and rank equal in right of payment with all of our existing and future indebtedness that is not contractually subordinated to the notes and senior to all of our subordinated indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the collateral securing such indebtedness, and to all liabilities and preferred equity of our subsidiaries.

As of September 30, 2005, we had $1.31 billion of senior indebtedness, $1.26 billion of which was secured, and our entities which we account for under the equity method of accounting had $190.6 million of liabilities, and $24.4 million of preferred equity.

Parent Guarantee	The notes are fully and unconditionally guaranteed by Essex Property Trust, Inc., our general partner. However, Essex Property Trust has no material assets other than its investment in us.
Exchange Rights
Holders may exchange their notes based on the applicable exchange rate (described below) (i) prior to the close of business on the second business day prior to the stated maturity date at any time on or after November 1, 2020 and (ii) prior to November 1, 2020 only under the following circumstances:

•  during any calendar quarter (and only during such calendar quarter) commencing after December 31, 2005, if, and only if, the closing sale price of Essex common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 125% of the exchange price per Essex common share in effect on the applicable trading day;

•  during the five consecutive trading-day period following any 20 consecutive trading-day period in which the average trading price of the notes was less than 98% of the product of the closing sale price of Essex common shares during such five trading-day period multiplied by the applicable exchange rate;

•  if we have called the notes for redemption, until the close of business on the second trading day immediately preceding the redemption date;

•  during prescribed periods upon the occurrence of specified corporate transactions as described under “Description of Notes — Exchange Rights — Exchange Upon Specified Corporate Transactions” in this prospectus;

•  during prescribed periods upon the occurrence of a fundamental change; or

•  if Essex common shares cease to be listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for a 30 consecutive trading day period.

By delivering to the holder cash and shares of Essex common shares, if any, we will satisfy our obligations with respect to the notes exchanged. Accordingly, upon exchange of a note, accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited.

Exchange Rate
The initial exchange rate for each $1,000 principal amount of notes is 9.6852 Essex common shares, payable in cash and Essex common shares, if any, as described below under “Description of Notes— Exchange Settlement.” This is equivalent to an initial exchange price of $103.25 per Essex common share. In addition, if certain fundamental change transactions occur prior to November 4, 2010 and a holder elects to exchange notes in connection with any such transaction, we will increase the exchange rate in connection with such transaction by a number of additional Essex common shares, based on the date such transaction becomes effective and the price paid per Essex common share in such transaction as described under “Description of Notes — Exchange Rate Adjustments — Exchange Rate Adjustment Upon Certain Fundamental Changes” in this prospectus, unless such transaction constitutes a public acquirer change of control and we elect to modify the exchange right for a right to exchange the notes for cash and shares of public acquirer common stock, if any. The exchange rate may also be adjusted under other circumstances as described below under “Description of Notes — Exchange Rate Adjustments.”

Exchange Rate Adjustments
As described under “Description of Notes — Exchange Rate Adjustments,” the exchange rate may be adjusted upon the occurrence of certain events, including the payment of quarterly cash dividends in excess of $0.84 per share on the Essex common shares, but will not be adjusted for accrued and unpaid interest. The exchange rate will not be adjusted to the extent that such adjustments would reduce the exchange price below $10.00.

Exchange Settlement
Subject to certain exceptions described under “Description of Notes” in this prospectus, for each $1,000 principal amount of notes exchanged, a holder will be entitled to receive cash and, if applicable, Essex common shares, the aggregate value of which (the “exchange value”) will be determined by multiplying the applicable exchange rate by the average of the daily volume weighted average price per share of Essex common shares for each of the 20 consecutive trading days beginning on the second trading day immediately following the day the notes are tendered for exchange.

Except as described in this prospectus, we will deliver the exchange value of the notes surrendered for exchange to exchanging holders as follows: (1) a cash amount (the “principal return”) equal to the lesser of (a) the aggregate exchange value of the notes to be exchanged and (b) the aggregate principal amount of the notes to be exchanged; (2) if the aggregate exchange value of the notes to be exchanged is greater than the principal return, an amount payable in cash or, at our election, in whole Essex common shares, determined as set forth in this prospectus, or a combination thereof, equal to the aggregate exchange value less the principal return (the “net amount”); and (3) a cash amount in lieu of any fractional Essex common shares. Exchange settlement will occur no later than the third business day following the determination of the average price.

Optional Redemption
Prior to November 4, 2010, we may not redeem the notes except to preserve the status of Essex as a REIT. However, on or after November 4, 2010, we may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date.

Repurchase at Option of Holders on Certain Dates
Holders of notes may require us to repurchase all or a portion of their notes for cash on November 1, 2010, 2015 and 2020 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Repurchase at Option of Holders Upon a Fundamental Change
Upon the occurrence of a fundamental change, as defined in this prospectus, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Ownership Limit
In order to maintain Essex’s qualification as a REIT under the Internal Revenue Code, ownership by any person of more than 6.0% of Essex’s outstanding common shares is, subject to certain exceptions, restricted. Shares owned in excess of such limits shall be deemed “excess stock” pursuant to Essex’s charter, in which case the holder will lose certain ownership rights with respect to such shares. See “Description of Notes — Ownership Limit” and “Description of Capital Stock.”

Registration Rights
We and Essex have agreed to file, at our expense, with the SEC within 90 calendar days after the original issuance of the notes, and to use our and Essex’s reasonable best efforts to cause to become effective within 180 calendar days after the original issuance of the notes, a shelf registration statement with respect to the resale of the notes and the Essex common shares issuable upon exchange of the notes. See “Description of Notes — Registration Rights; Additional Interest.”

We and Essex have also agreed to use our and their reasonable best efforts to keep the shelf registration statement effective until the earliest of the following:

•  the date when all registrable securities have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

•  the date when all registrable securities may be resold without restriction pursuant to Rule 144(k) under the Securities Act.

To sell your notes or any Essex common shares issued upon exchange of the notes pursuant to the shelf registration statement, you must, among other things, be named as a selling securityholder in the prospectus. To be so named, you must complete and deliver a notice and questionnaire, which is available upon request from us.

If we and Essex fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See “Description of Notes — Registration Rights; Additional Interest.”

This prospectus is part of the shelf registration statement filed pursuant to the terms of the registration rights agreement.

The PORTALSM Market
The notes are designated for trading in The PORTALSM Market. The notes sold using this prospectus, however, will no longer be eligible for trading on The PORTALSM Market. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated quotation system.

New York Stock Exchange Symbol for Common Stock	Essex common shares are listed on the New York Stock Exchange under the symbol “ESS.”
Use of Proceeds	We will not receive any cash proceeds from the sale of the notes or Essex common shares issuable upon exchange of the notes offered under this prospectus.
Book-Entry Form
The notes are issued in book-entry only form and are represented by a permanent global certificate deposited with a custodian for, and registered in the name of a nominee of The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interest in the global certificate representing the notes will be shown on, and transfer will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes — Book-Entry System.”

Material U.S. Federal Income Tax Considerations
The notes and the Essex common shares issuable upon exchange of the notes are subject to special and complex United States federal income tax rules. Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and Essex common shares issuable upon exchange of the notes. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors
You should read carefully the “Risk Factors” section of this prospectus beginning on page 11 of this prospectus to ensure that you understand the risks associated with an investment in the notes and the Essex common shares that may be issued upon exchange of the notes.

  RISK FACTORS

You should carefully consider the risks described below before making a decision to invest in the notes and the Essex common shares for which the notes, in certain circumstances, are exchangeable. These risks are not the only ones faced by Essex Portfolio and Essex Property Trust. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect the financial condition, results of operations, business and prospects of Essex Property Trust and its subsidiaries, including Essex Portfolio. The trading price of the notes and the Essex common shares for which the notes, under certain circumstances, are exchangeable could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes are senior unsecured obligations of Essex Portfolio and rank equally with all of our other indebtedness that is not expressly subordinated to the notes. However, the notes are effectively subordinated to all of the secured indebtedness of Essex Portfolio to the extent of the value of the collateral securing such indebtedness. As of September 30, 2005, the total secured indebtedness of Essex Portfolio was approximately $1.26 billion. The indenture governing the notes does not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

The notes also are effectively subordinated to all unsecured and secured liabilities and preferred equity of the subsidiaries of Essex Portfolio. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, Essex Portfolio, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. As of September 30, 2005, the total liabilities (exclusive of intercompany debt, trade payables, dividends payable and accrued expenses) of Essex Portfolio was approximately $1.31 billion. In addition, as of September 30, 2005, the total liabilities (exclusive of intercompany indebtedness, trade payables, dividends payable and accrued expenses) of the entities which we account for under the equity method of accounting was approximately $190.6 million. The indenture governing the notes does not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain fundamental change transactions.

Upon an exchange of notes in accordance with their terms, we will be required to pay the principal return of such notes in cash. Furthermore, there may be circumstances that prevent us from issuing Essex common shares for all or any portion of any net amount deliverable upon an exchange of notes, thereby requiring us to satisfy our net amount obligation in cash. Holders of notes also have the right to require us to repurchase the notes for cash on November 1, 2010, 2015 and 2020 or upon the occurrence of certain fundamental change transactions. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. Our failure to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

Essex Property Trust has no operations, other than as our general partner, and no material assets, other than its investment in us.

The notes are fully and unconditionally guaranteed by Essex Property Trust. However, Essex Property Trust has no operations, other than as our general partner, and no material assets, other than its investment in us. Furthermore, Essex Property Trust’s guarantee of notes are effectively subordinated to all unsecured and secured liabilities and preferred equity of its subsidiaries (including the entities we account for under the equity method of accounting).

There is currently no active public trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid.

There is no established public trading market for the notes. The notes originally issued in the private placement are eligible for trading, and are currently designated for trading, on The Portal Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The Portal Market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the initial purchasers have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of Essex common shares, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of Essex Property Trust and its subsidiaries, including us, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of the financial condition, results of operations, business, prospects or credit quality of Essex Property Trust and its subsidiaries, including us.

Additional notes issued pursuant to the exercise of the initial purchasers’ option may not be fungible with the notes issued on the original issue date.

We intend to treat the notes issued pursuant to the initial purchasers’ exercise of their option to purchase additional notes as a “qualified reopening” of the original issuance, within the meaning of the U.S. Treasury regulations governing original issue discount on debt instruments (the “OID Regulations”). Accordingly, for purposes of the OID Regulations, we will treat the notes issued upon exercise of the option as having the same issue date and the same issue price as the notes issued on the original issue date. If the additional notes issued upon exercise of the option did not constitute a “qualified reopening” of the original issuance under the OID Regulations, such additional notes may have a different amount of original issue discount for tax purposes than the original issue, and may not be fungible for tax purposes with the original issue. If any additional notes are not fungible with the original issue for tax purposes, they would be assigned a separate CUSIP number and would not trade together with the original notes as of the date of determination. As a result, the trading market for such additional notes would be substantially reduced, and holders of such additional notes at the time of such determination may not be able to sell their notes at desired times and prices or at all. Any such additional notes may trade at a substantial discount from their purchase price.

Holders of notes are not entitled to any rights with respect to Essex common shares, but are subject to all changes made with respect to Essex common shares.

Holders of notes are not entitled to any rights with respect to Essex common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on Essex common shares), but holders of notes are subject to all changes affecting Essex common shares. Holders of notes are entitled to the rights afforded Essex common shares only if and when Essex common shares are delivered to them upon an exchange of notes. For example, in the event that an amendment is proposed to the charter or bylaws of Essex Property Trust requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of Essex common shares upon an exchange of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting Essex common shares.

The price of Essex common shares may fluctuate significantly.

The market price of Essex common shares may fluctuate significantly in response to many factors, including:

•	actual or anticipated changes in operating results or business prospects;

•	changes in financial estimates by securities analysts;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	conditions or trends in our industry or sector;

•	the performance of other multifamily residential REITs and related market valuations;

•	announcements by Essex or its competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	hedging or arbitrage trading activity in Essex common shares;

•	changes in interest rates;

•	capital commitments;

•	additions or departures of key personnel; and

•	future sales of Essex common shares or securities convertible into, or exchangeable or exercisable for, Essex common shares.

Holders who receive Essex common shares upon exchange of their notes will be subject to the risk of volatile and depressed market prices of Essex common shares. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of Essex common shares to decline, regardless of the financial condition, results of operations, business or prospects of Essex Property Trust and its subsidiaries. It is impossible to assure exchanging holders that the market prices of Essex common shares will not fall in the future.

The conditional exchange feature of the notes may prevent an exchange of notes prior to November 1, 2020. We also have the right to deliver all cash upon an exchange of notes and holders may not receive any Essex common shares upon exchange.

    The notes are exchangeable (i) prior to the close of business on the second business day prior to the stated maturity date at any time on or after November 1, 2020 and (ii) prior to November 1, 2020 but only if the closing sale price of Essex common shares reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period, if those notes have been called for redemption, if certain specified corporate transactions or events or a fundamental change occurs, and then only at prescribed times, or if Essex common shares cease to be listed on a U.S. national or regional securities exchange or the Nasdaq National Market for 30 consecutive trading days. See “Description of Notes—Exchange Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to exchange their notes prior to November 1, 2020 and therefore may not be able to receive the value of the consideration for which the notes would otherwise be exchangeable. In addition, even if such conditions are met, upon an exchange of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any Essex common shares upon an exchange of notes. Therefore, holders may not be able to obtain any benefits of future ownership of Essex common shares upon any such exchange and would be required to incur the related transaction costs to purchase Essex common shares with the cash consideration received upon such exchange, including Essex common shares that holders may require in order to cover short positions.

The increase in the exchange rate for notes exchanged in connection with certain fundamental change transactions may not adequately compensate holders for the lost option time value of their notes as a result of any such fundamental change.

If certain transactions that constitute a fundamental change occur prior to November 4, 2010, under certain circumstances, we will increase the exchange rate by a number of additional Essex common shares for a stated period as provided herein. This increased exchange rate will apply only to holders who exchange their notes in connection with any such transaction. The number of additional Essex common shares will be determined based on the date on which the transaction becomes effective and the price paid per Essex common share in such transaction, as described under “Description of Notes — Exchange Rate Adjustments — Exchange Rate Adjustment After Certain Fundamental Changes” in this prospectus. Although the number of additional Essex common shares is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the increase in the exchange rate is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (i) such transaction occurs on or after November 4, 2010, (ii) the price paid per Essex common share in the transaction is less than $87.39 or in excess of $170.00 or (iii) we elect, in the case of a public acquirer change of control, to modify the exchange right in lieu of increasing the exchange rate, the exchange rate will not be increased.

The exchange rate of the notes may not be adjusted to the extent that the adjustments would reduce the exchange price to below $10.00.

The exchange rate of the notes may not be adjusted, including in connection with a fundamental change, to the extent that the adjustments would reduce the exchange rate to below $10.00. See “Description of Notes — Exchange Rate Adjustments.” As a result, holders of the notes will not realize the benefits of an increase to the exchange rate otherwise described in this prospectus if such increase, together with previous increases, would result in the exchange price falling below $10.00.

The exchange rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on Essex common shares, the issuance of certain rights, options or warrants to holders of Essex common shares, subdivisions or combinations of Essex common shares, certain distributions of assets, debt securities, capital stock or cash to holders of Essex common shares and certain tender or exchange offers, and in certain circumstances, in connection with a fundamental change, as described under “Description of Notes — Exchange Rate Adjustments” in this prospectus. The exchange rate will not be adjusted for other events, such as an issuance of Essex common shares for cash, that may adversely affect the trading price of the notes and Essex common shares. An event may occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the exchange rate.

The definition of a fundamental change requiring us to repurchase notes is limited and therefore the market price of the notes may decline if Essex Portfolio or Essex Property Trust enters into a transaction that is not a fundamental change under the indenture.

The term “fundamental change,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon exchange of the notes, holders may receive less consideration than expected because the value of Essex common shares may decline between the day that the exchange right is exercised and the day the value of the Essex common shares is determined.

The exchange value that holders will receive upon exchange of notes will be determined on the basis of the average of the daily volume weighted average price per price of Essex common shares on the New York Stock Exchange for each of the 20 consecutive trading days beginning on the second trading day following the date the notes are tendered for exchange. Accordingly, if the price of Essex common shares decreases after the exchange right is exercised, the exchange value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes — Exchange Settlement” in this prospectus, may:

•	result in holders receiving no shares upon exchange or fewer shares relative to the exchange value of the notes;

•	reduce our liquidity because we will be required to pay the principal return in cash and may, at our option, pay the net amount in cash as well;

•	delay holders’ receipt of the proceeds upon exchange; and

•	subject holders to market risk before receiving any shares upon exchange.

Ownership limitations in the charter of Essex Property Trust may impair the ability of holders to exchange notes for Essex common shares.

In order to assist Essex Property Trust in maintaining its qualification as a REIT for federal income tax purposes, ownership by any person of more than 6.0% of outstanding Essex common shares is, with certain exceptions, restricted. Shares owned in excess of such limit will be deemed “excess stock” pursuant to Essex Property Trust’s charter, in which case the applicable holder will lose certain ownership rights with respect to such shares. The Board of Directors may also exempt a stockholder from the ownership limit if it received satisfactory evidence that such stockholder’s ownership of Essex common shares in excess of the ownership limit will not jeopardize Essex’s status as a REIT. As a condition to providing such an exemption, the Board of Directors must receive an opinion of counsel and representations and agreements from the applicant with respect to preserving Essex’s REIT status. See “Description of Capital Stock” in this prospectus. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive Essex common shares upon an exchange of notes to the extent that receipt of such Essex common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the charter of Essex Property Trust. In such case, such holder would receive cash upon exchange, as provided herein. See “Description of Capital Stock.”

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the exchange rate may result in a deemed distribution from Essex Property Trust or in a deemed payment of interest by us to a holder of a debenture.

The exchange rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the exchange rate of the notes are made, a holder may be deemed to have received a distribution from Essex Property Trust or additional interest from us. See “Material U.S. Federal Income Tax Considerations.”

The notes will have original issue discount (“OID”) for U.S. federal income tax purposes and accordingly U.S. holders of notes will be required to include OID in income in advance of the receipt of cash attributable to such income.

The notes will have OID for U.S. federal income tax purposes. U.S. holders generally must include OID in income for U.S. federal income tax purposes under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. holders will include OID in income in advance of the receipt of cash attributable to such income. See “Material U.S. Federal Income Tax Considerations — U.S. Holders of the Notes — Original Issue Discount.”

The exchange of notes for cash and any Essex common shares will be taxable for holders.

Upon any exchange of notes for cash and any Essex common shares or shares of public acquirer common stock, as applicable, a U.S. holder will recognize gain or loss equal to the difference between the amount realized and such holder’s adjusted basis in such notes.

We will withhold on payments to non-U.S. holders of notes in a redemption or exchange of notes for cash and any Essex common shares or shares of public acquirer common stock.

We intend to withhold U.S. federal income tax from any amount paid to non-U.S. holders of notes in a redemption or exchange of notes for cash and any Essex common shares or shares of public acquirer common stock, as applicable. We also intend to withhold U.S federal income tax from any amount paid to non-U.S. holders with respect to deemed distributions from Essex Property Trust that may result in connection with certain adjustments made to the exchange rate of the notes. See “Material U.S. Federal Income Tax Considerations.”

Risks Related to our Business and the Essex Common Shares

We depend on our key personnel

Our success depends on our ability to attract and retain the services of executive officers, senior officers and company managers. There is substantial competition for qualified personnel in the real estate industry and the loss of several of Essex Property Trust’s key personnel could have an adverse effect on us.

Debt Financing

At September 30, 2005, we had approximately $1.31 billion of indebtedness (including $344.6 million of variable rate indebtedness, of which $138.9 million is subject to interest rate protection agreements).

We are subject to the risks normally associated with debt financing, including the following:

•	cash flow may not be sufficient to meet required payments of principal and interest;

•	inability to refinance existing indebtedness, including on encumbered properties;

•	the terms of any refinancing may not be as favorable as the terms of existing indebtedness;

•	inability to comply with debt covenants which could cause an acceleration of the maturity date; and

•	repaying debt before the scheduled maturity date could result in prepayment penalties.

  Uncertainty of Ability to Refinance Balloon Payments

At September 30, 2005, we had an aggregate of approximately $1.31 billion of mortgage debt and line of credit borrowings, most of which are subject to balloon payments of principal. We do not expect to have sufficient cash flows from operations to make all of such balloon payments when due under these mortgages and the line of credit borrowings. At September 30, 2005, these mortgages and lines of credit borrowings had the following scheduled principal payments:

•	October 1 to December 31, 2005 — $6.5 million;

•	2006 — $26.2 million;

•	2007 — $182.4 million (includes lines of credit balance of $56 million as of September 30, 2005);

•	2008 — $156.1 million;

•	2009 — $147.7 million (includes lines of credit balance of $93.7 million as of September 30, 2005);

•	2010 and thereafter — $795.3 million.

We may not be able to refinance such mortgage indebtedness or lines of credit. The properties subject to these mortgages could be foreclosed upon or otherwise transferred to the mortgagee. This could cause us to lose income and asset value. Alternatively, we may be required to refinance the debt at higher interest rates. If we are unable to make such payments when due, a mortgage lender could foreclose on the property securing the mortgage, which could have a material adverse effect on our financial condition and results of operations.

  Economic Environment and Impact on Operating Results

Both the national economy and the economies of the western states in which we own, manage and develop properties, some of which are concentrated in high-tech sectors, are subject to economic downturns. The impact of such downturns on our operating results can include, without limitation, reduction in rental rates, occupancy levels, property valuations and increases in operating costs such as advertising, turnover and repair and maintenance expenses. Reductions in occupancy and market rental rates could result in a reduction of rental revenues, operating income, cash flows, and the market value of our common stock. A prolonged downturn could also affect our ability to obtain financing at acceptable rates of interest and to access funds from the disposition of properties at acceptable prices.

  Risk of Rising Interest Rates

At September 30, 2005, we had approximately $194.9 million of long-term variable rate indebtedness bearing interest at floating rates tied to the rate of short-term tax-exempt revenue bonds (which mature at various dates from 2006 through 2034), and $149.7 million of variable rate indebtedness under our lines of credit, of which $56 million bears interest at 1.0% over LIBOR and $93.7 million bearing interest at the Freddie Mac Reference Rate plus from 0.55% to 0.59%. At September 30, 2005, approximately $205.7 million of our long-term variable rate indebtedness was not subject to any interest rate protection agreements. Accordingly, an increase in interest rates may have an adverse effect on our net income and results of operations.

Current interest rates are at historic lows and could potentially increase rapidly. Significant and rapid interest rate increases would result in higher interest expense on our variable rate indebtedness. Prolonged interest rate increases could negatively impact our ability to make acquisitions and develop properties at economic returns on investment and our ability to refinance existing borrowings at acceptable rates.

Risk of Inflation/Deflation

Substantial inflationary or deflationary pressures could have a negative effect on rental rates and property operating expenses, which would adversely affect our financial position and our results of operations.

Risk of Losses on Interest Rate Hedging Arrangements

We have, from time to time, entered into agreements to reduce the risks associated with increases in interest rates, and may continue to do so. Although these agreements may partially protect against rising interest rates, these agreements also may reduce the benefits to us when interest rates decline. We cannot assure you that we can refinance any such hedging arrangements or that we will be able to enter into other hedging arrangements to replace existing ones if interest rates decline. Furthermore, interest rate movements during the term of interest rate hedging arrangements may result in a gain or loss on our investment in the hedging arrangement. In addition, if a hedging arrangement is not indexed to the same rate as the indebtedness that is hedged, we may be exposed to losses to the extent that the rate governing the indebtedness and the rate governing the hedging arrangement change independently of each other. Finally, nonperformance by the other party to the hedging arrangement may subject us to increased credit risks. In order to minimize counterparty credit risk, our policy is to enter into hedging arrangements only with large financial institutions.

On February 16, 2005, Essex entered into a $50.0 million notional forward-starting swap with a commercial bank at a fixed rate of 4.927% and a settlement date on or around October 1, 2007. This 10-year forward starting interest rate swap issued to hedge the cash flows associated with the forecasted issuance of debt expected to occur in 2007.

On August 18, 2005, Essex entered into a $50.0 million notional forward-starting swap with a commercial bank as a fixed rate of 4.869% and a settlement date between January 1, and December 1, 2008. This 10-year forward starting interest rate swap is used to hedge the cash flows associated with the forecasted issuance of debt expected to occur in 2008.

At September 30, 2005, derivative instruments designated as cash flow hedges were recorded as a net derivative asset of $91,000 and were included in prepaid expenses and other assets. The net change in fair value of the derivative instruments for the nine months was a net unrealized gain of $91,000. Derivatives designated as cash flow hedges are separately disclosed in the statement of changes in shareholders’ equity accumulated other comprehensive income. No hedge ineffectiveness on cash flow hedges was recognized during 2005. Essex did not have accumulated other comprehensive income in 2004.

Acquisition Activities: Risks that Acquisitions Will Fail to Meet Expectations

We intend to continue to acquire multifamily residential properties. There are risks that acquired properties will fail to perform as expected. Our estimates of future income, expenses and the costs of improvements or redevelopment that are necessary to allow us to market an acquired property as originally intended may prove to be inaccurate. We expect to finance future acquisitions, in whole or in part, under various forms of secured or unsecured financing or through the issuance of partnership units by the Operating Partnership or related partnerships or additional equity by Essex. The use of equity financing, rather than debt, for future developments or acquisitions could dilute the interest of Essex’s existing stockholders. If we finance new acquisitions under existing lines of credit, there is a risk that, unless we obtain substitute financing, Essex may not be able to secure further lines of credit for new development or such lines of credit may be not available on advantageous terms.

Further, acquisitions of properties are subject to the general risks associated with real estate investments. For further information regarding these risks, please see ‘‘---Adverse Effect to Property Income and Value Due to General Real Estate Investment Risks.’’

Risks that Development Activities Will Be Delayed, not Completed, and/or Fail to Achieve Expected Results

We pursue multifamily residential property development projects and these projects generally require various governmental and other approvals, which we cannot assure you that we will receive. Our development activities generally entail certain risks, including the following:

•	funds may be expended and management’s time devoted to projects that may not be completed;

•	construction costs of a project may exceed original estimates, possibly making the project economically unfeasible;

•	development projects may be delayed due to, without limitation, adverse weather conditions, labor shortages, or unforeseen complications;

•	occupancy rates and rents at a completed project may be less than anticipated; and

•	operating costs at a completed development may be higher than anticipated.

These risks may reduce the funds available for distribution to Essex’s stockholders. Further, the development of properties is also subject to the general risks associated with real estate investments. For further information regarding these risks, please see ‘‘---Adverse Effect to Property Income and Value Due to General Real Estate Investment Risks.’’

The Geographic Concentration of the Properties and Fluctuations in Local Markets May Adversely Impact Our Financial Conditions and Results of Operations

We derived significant amounts of rental revenues for the nine months ended September 30, 2005 from properties concentrated in Southern California (Los Angeles, Ventura, Orange, San Diego and Riverside counties), Northern California (the San Francisco Bay Area), and the Pacific Northwest (the Seattle, Washington and Portland, Oregon metropolitan areas). As of September 30, 2005, of our 125 ownership interests in multifamily residential properties, 91 are located in California. As a result of this geographic concentration, if a local property market performs poorly, the income from the properties in that market could decrease. As a result of such a decrease in income, we may be unable to pay expected dividends to our stockholders. The performance of the economy in each of these areas affects occupancy, market rental rates and expenses and, consequently, impacts the income generated from the properties and their underlying values. The financial results of major local employers also may impact the cash flow and value of certain of the properties. Economic downturns in the local markets in which we own properties could have a negative impact on our financial condition and results of operations.

Competition in the Multifamily Residential Market May Adversely Affect Operations and the Rental Demand for Our Properties

There are numerous housing alternatives that compete with our multifamily properties in attracting residents. These include other multifamily rental apartments and single-family homes that are available for rent in the markets in which the properties are located. The properties also compete for residents with new and existing homes and condominiums that are for sale. If the demand for our properties is reduced or if competitors develop and/or acquire competing properties on a more cost-effective basis, rental rates and occupancy may drop, which may have a material adverse affect on our financial condition and results of operations.

We also face competition from other real estate investment trusts, businesses and other entities in the acquisition, development and operation of properties. Some of the competitors are larger and have greater financial resources than we do. This competition may result in increased costs of properties we acquire and/or develop.

Debt Financing on Properties May Result in Insufficient Cash Flow

Where possible, we intend to continue to use leverage to increase the rate of return on our investments and to provide for additional investments that we could not otherwise make. There is a risk that the cash flow from the properties will be insufficient to meet both debt payment obligations and the distribution requirements of the real estate investment trust provisions of the Internal Revenue Code. We may obtain additional debt financing in the future through mortgages on some or all of the properties. These mortgages may be recourse, non-recourse, or cross-collateralized. As of September 30, 2005, Essex had 81 of its 115 consolidated multifamily properties encumbered by debt. Of the 81 properties, 62 are secured by deeds of trust relating solely to those properties, and with respect to the remaining 19 properties, 4 cross-collateralized mortgages are secured by 8 properties, 6 properties, 3 properties, and 2 properties, respectively. The holders of this indebtedness will have a claim against these properties and, to the extent indebtedness is cross-collateralized, lenders may seek to foreclose upon properties, which are not the primary collateral for their loan. This, in turn, may accelerate other indebtedness secured by properties. Foreclosure of properties would reduce our income and asset value.

Dividend Requirements as a Result of Preferred Stock May Lead to a Possible Inability to Sustain Dividends

The Operating Partnership currently has $130 million in aggregate of Series B Cumulative Redeemable Preferred Units (the ‘‘Series B Preferred Units’’) and Series D Cumulative Redeemable Preferred Units (the ‘‘Series D Preferred Units’’) outstanding. In addition, Essex has approximately $25 million of Series F Cumulative Redeemable Preferred Stock (the ‘‘Series F Preferred Stock’’) outstanding. The Series B Preferred Units, the Series D Preferred Units, and the Series F Preferred Stock are collectively referred to as the ‘‘Preferred Equity’’.

The terms of the Series F Preferred Stock and of the preferred stock into which each series of Preferred Units are exchangeable provide for certain cumulative preferential cash distributions per each share of preferred stock. These terms also provide that while such preferred stock is outstanding, Essex cannot authorize, declare, or pay any distributions on Essex common shares, unless all distributions accumulated on all shares of such preferred stock have been paid in full. The distributions payable on such preferred stock may impair Essex’s ability to pay dividends on its common stock.

If Essex wishes to issue any common stock in the future (including, upon exercise of stock options), the funds required to continue to pay cash dividends at current levels will be increased. Essex’s ability to pay dividends will depend largely upon the performance of the properties currently owned by us and other properties that may be acquired in the future.

Essex’s ability to pay dividends on its stock is further limited by the Maryland General Corporation Law. Under the Maryland General Corporation Law, Essex may not make a distribution on stock if, after giving effect to such distribution, either:

•	Essex would not be able to pay its indebtedness as it becomes due in the usual course of business; or

•	Essex total assets would be less than its total liabilities.

If Essex cannot pay dividends on its stock, Essex’s status as a real estate investment trust for U.S. federal income tax purposes may be jeopardized.

Resale of Shares Pursuant to Current and Future Registration Statements May Have an Adverse Effect on the Market Price of the Shares

Pursuant to the acquisition of John M. Sachs, Inc., a real estate company, in December 2002, we issued 2,719,875 shares of common stock, as partial consideration for the acquisition, to the trusts that were the shareholders of that company. In connection with the acquisition, Essex entered into a registration rights agreement with these trusts, pursuant to which in January 2003 we filed a registration statement on Form S-3 in order to enable the resale of these shares of common stock. In an amendment to such registration statement filed in April 2003, Essex also registered, pursuant to certain registration rights, 50,000 shares of common stock which are issuable to the trusts in connection with certain contractual obligations and 2,270,490 shares of common stock which are issuable upon exchange of limited partnership interests in the Operating Partnership.

    These limited partnership interests are held by senior members of our management, certain members of our Board of Directors and certain outside investors, or the Operating Partnership holders, and comprise approximately 9.5% of the limited partnership interests of the Operating Partnership as of December 31, 2005. In addition, the Operating Partnership has invested in certain real estate partnerships. In the 2003 registration statement, we also registered, pursuant to certain registration rights, 1,473,125 shares of common stock, which are issuable upon redemption of all of the limited partnership interests in such real estate partnerships. In sum, the 2003 registration statement covers in aggregate 6,513,490 shares of our common stock. In addition, on March 31, 2004, the Operating Partnership issued 109,874 operating partnership units in connection with the acquisition of Waterford Place, a 238-unit apartment community located in San Jose, California. Essex has redeemed certain of these operating partnership units for cash. As to the remaining operating partnership units, Essex granted certain registration rights to the holders of such units with respect to the shares of Essex common shares that are issuable upon exchange of such units. Also, on August 6, 2004, the Operating Partnership issued 73,088 operating partnership units in connection with the acquisition of Vista Belvedere, a 76-unit apartment community located in the Marin County town of Tiburon, California. Essex granted certain registration rights to the holders of such units with respect to the shares of Essex common shares that are issuable upon exchange of such units. On January 20, 2006, we filed a registration statement that covers the resale of the shares of Essex common shares issuable in connection with the Waterford Place and Vista Belvedere acquisitions. Furthermore, on November 29, 2005, the Operating Partnership completed a transaction in which it issued a total of $225 million aggregate principal amount of 3.625% Exchangeable Senior Notes, which are exchangeable under certain conditions for shares of Essex common shares. Essex granted certain registration rights to the purchasers of such notes. This registration statement covers the resale of such notes and the Essex common shares issuable upon the exchange of such notes. The resale of the shares of common stock pursuant to current and future registration statements may have an adverse effect on the market price of Essex common shares.

Essex’s Chairman is Involved in Other Real Estate Activities and Investments, Which May Lead to Conflicts of Interest

Essex’s Chairman, George M. Marcus, is not an employee of Essex. Mr. Marcus owns interests in various other real estate-related businesses and investments. He is the Chairman of The Marcus & Millichap Company, or ‘‘MM’’, which is a holding company for certain real estate brokerage, services and real estate investment companies. MM has an interest in Pacific Property Company, a company that invests in West Coast multifamily residential properties. In 1999, we sold an office building to MM, which Essex previously occupied as its corporate headquarters. Mr. Marcus has agreed not to divulge any information that may be received by him in his capacity as Chairman of Essex to any of his affiliated companies and that he will recuse himself from any and all discussions by the Essex Board of Directors regarding any proposed acquisition and/or development of a multifamily property where it appears that there may be a conflict of interest with any of his affiliated companies. Notwithstanding this agreement, Mr. Marcus and his affiliated entities may potentially compete with us in acquiring and/or developing multifamily properties, which competition may be detrimental to us. In addition, due to such potential competition for real estate investments, Mr. Marcus and his affiliated entities may have a conflict of interest with us, which may be detrimental to the interests of Essex’s stockholders.

The Influence of Executive Officers, Directors and Significant Stockholders May Be Detrimental to Holders of Common Stock

As of September 30, 2005, George M. Marcus, the Chairman of Essex’s Board of Directors, directly or indirectly owned 1,752,111 shares of common stock (including shares issuable upon exchange of limited partnership interests in the Operating Partnership and certain other partnerships and assuming exercise of all vested options). This represented approximately 7.6% of the outstanding Essex common shares at such time. Mr. Marcus currently does not have majority control over us. However, he currently has, and likely will continue to have, significant influence with respect to the election of directors and approval or disapproval of significant corporate actions. Consequently, his influence could result in decisions that do not reflect the interests of all Essex’s stockholders. Under the partnership agreement of the Operating Partnership, the consent of the holders of limited partnership interests is generally required for any amendment of the agreement and for certain extraordinary actions. Through their ownership of limited partnership interests and their positions with us, our directors and executive officers, including Mr. Marcus and Mr. William A. Millichap, a director of Essex, have substantial influence on Essex. Consequently, their influence could result in decisions that do not reflect the interests of all stockholders.

Further pursuant to the acquisition of John M. Sachs, Inc. in December 2002, we issued, as partial consideration for the acquisition, 2,719,875 Essex common shares and an additional 35,860 Essex common shares in July 2003 to the trusts that were the shareholders of that company. As a result of this issuance, these trusts owned, as of September 30, 2005, in aggregate, approximately 5% of Essex’s outstanding common shares. Pursuant to their ownership interest in Essex, these trusts may have significant influence over us. Such influence could result in decisions that do not reflect the interest of all our stockholders.

The Voting Rights of Preferred Stock May Allow Holders of Preferred Stock to Impede Actions that Otherwise Benefit Holders of Common Stock

In general, the holders of Series F Preferred Stock and of the preferred stock into which our preferred units are exchangeable do not have any voting rights. However, if full distributions are not made on any outstanding preferred stock for six quarterly distributions periods, the holders of preferred stock who have not received distributions, voting together as a single class, will have the right to elect two additional directors to serve on Essex’s Board of Directors. These voting rights continue until all distributions in arrears and distributions for the current quarterly period on the preferred stock have been paid in full. At that time, the holders of the preferred stock are divested of these voting rights, and the term and office of the directors so elected immediately terminates. In addition, while any shares of Series F Preferred Stock or shares of preferred stock into which the preferred units are exchangeable are outstanding, Essex may not without the consent of the holders of two-thirds of the outstanding shares of each series of preferred stock, each voting separately as a single class:

•
authorize or create any class or series of stock that ranks senior to such preferred stock with respect to the payment of dividends, rights upon liquidation, dissolution or winding-up of Essex’s business;

•	amend, alter or repeal the provisions of Essex’s charter or bylaws, that would materially and adversely affect the rights of such preferred stock; or

•
in the case of the preferred stock into which our preferred units are exchangeable, merge or consolidate with another entity or transfer substantially all of its assets to another entity, except if such preferred stock remains outstanding with the surviving entity and has the same terms and in certain other circumstances.

These voting rights of the preferred stock may allow holders of preferred stock to impede or veto actions that would otherwise benefit the holders of Essex’s common shares.

The Redemption Rights of the Series B Preferred Units, Series D Preferred Units and Series F Preferred Stock may be Detrimental to Holders of Essex Common Shares

Upon the occurrence of one of the following events, the terms of the Operating Partnership’s Series B and D Preferred Units require it to redeem all of such units and the terms of Essex’s Series F Preferred Stock provide the holders of the majority of the outstanding Series F Preferred Stock the right to require Essex to redeem all of such stock:

•	Essex completes a ‘‘going private’’ transaction and its common shares are no longer registered under the Securities Exchange Act of 1934, as amended:

•	Essex completes a consolidation or merger or sale of substantially all of its assets and the surviving entity’s debt securities do not possess an investment grade rating; or

•	Essex fails to qualify as a REIT.

The aggregate redemption price of the Series B Preferred Units would be $80 million, the aggregate redemption price of the Series D Preferred Units would be $50 million and the aggregate redemption price of the Series F Preferred Stock would be $25 million, plus, in each case, any accumulated distributions.

These redemption rights may discourage or impede transactions that might otherwise be in the interest of holders of Essex common shares. Further, these redemption rights might trigger in situations where Essex needs to conserve its cash reserves, in which event such redemption might adversely affect Essex and its common holders.

Maryland Business Combination Law May Not Allow Certain Transactions Between Essex and Its Affiliates to Proceed Without Compliance with Such Law

The Maryland General Corporation Law establishes special requirements for ‘‘business combinations’’ between a Maryland corporation and ‘‘interested stockholders’’ unless exemptions are applicable. An interested stockholder is any person who beneficially owns ten percent or more of the voting power of the then-outstanding voting stock.

The law also requires a supermajority stockholder vote for such transactions. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•	66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder with whom the business combination is to be effected.

However, as permitted by the statute, the board of directors of Essex irrevocably has elected to exempt any business combination by it, George M. Marcus, William A. Millichap, who are the chairman and a director of Essex, respectively, and MM or any entity owned or controlled by Messrs. Marcus and Millichap and MM. Consequently, the supermajority vote requirement described above will not apply to any business combination between Essex and Mr. Marcus, Mr. Millichap, or MM. As a result, we or Essex may in the future enter into business combinations with Messrs. Marcus and Millichap and MM, without compliance with the super-majority vote requirements and other provisions of the Maryland General Corporation Law.

Anti-Takeover Provisions Contained in the Operating Partnership Agreement, Charter, Bylaws, and Certain Provisions of Maryland Law Could Delay, Defer or Prevent a Change in Control

While Essex is the sole general partner of the Operating Partnership, and generally has full and exclusive responsibility and discretion in the management and control of the Operating Partnership, certain provisions of the Operating Partnership’s partnership agreement place limitations on Essex’s ability to act with respect to the Operating Partnership. Such limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for Essex common shares or otherwise be in the best interest of the stockholders or that could otherwise adversely affect the interest of Essex’s stockholders. The partnership agreement provides that if the limited partners own at least 5% of the outstanding units of limited partnership interest in the Operating Partnership, Essex cannot, without first obtaining the consent of a majority-in-interest of the limited partners in the Operating Partnership, transfer all or any portion of Essex’s general partner interest in the Operating Partnership to another entity. Such limitations on Essex’s ability to act may result in it being precluded from taking action that the board of directors believes is in the best interests of Essex’s stockholders. In addition, as of September 30, 2005, one individual, George M. Marcus, held or controlled more than 50% of the outstanding units of limited partnership interest in the Operating Partnership, allowing such actions to be blocked by a small number of limited partners.

Essex’s charter authorizes the issuance of additional Essex common shares or preferred stock and the setting of the preferences, rights and other terms of such preferred stock without the approval of the holders of the common shares. Essex may establish one or more series of preferred stock that could delay, defer or prevent a transaction or a change in control. Such a transaction might involve a premium price for our shares or otherwise be in the best interests of the holders of common shares. Also, such a class of preferred stock could have dividend, voting or other rights that could adversely affect the interest of holders of common shares.

Essex’s charter, as well as Essex’s stockholder rights plan, also contains other provisions that may delay, defer or prevent a transaction or a change in control that might be in the best interest of Essex’s stockholders. Essex’s stockholder rights plan is designed, among other things, to prevent a person or group from gaining control of us without offering a fair price to all of Essex’s stockholders. Also, Essex’s bylaws may be amended by its board of directors (upon which no assurance can be given) to include provisions that would have a similar effect, although Essex presently has no such intention. The charter contains ownership provisions limiting the transferability and ownership of shares of capital stock, which may have the effect of delaying, deferring or preventing a transaction or a change in control. For example, subject to receiving an exemption from the board of directors, potential acquirers may not purchase more than 6% in value of the stock (other than qualified pension trusts which can acquire 9.9%). This may discourage tender offers that may be attractive to the holders of common stock and limit the opportunity for stockholders to receive a premium for their shares of common stock.

In addition, the Maryland General Corporations Law restricts the voting rights of shares deemed to be ‘‘control shares.’’ Under the Maryland General Corporations Law, ‘‘control shares’’ are those which, when aggregated with any other shares held by the acquirer, entitle the acquirer to exercise voting power within specified ranges. Although the Essex Bylaws exempt Essex from the control share provisions of the Maryland General Corporations Law, the Essex board of directors may amend or eliminate the provisions of the bylaws at any time in the future. Moreover, any such amendment or elimination of such provision of the bylaws may result in the application of the control share provisions of the Maryland General Corporations Law not only to control shares which may be acquired in the future, but also to control shares previously acquired. If the provisions of the bylaws are amended or eliminated, the control share provisions of the Maryland General Corporations Law could delay, defer or prevent a transaction or change in control that might involve a premium price for the stock or otherwise be in the best interests of Essex’s stockholders.

Bond Compliance Requirements May Limit Income From Certain Properties

At September 30, 2005, we had approximately $187 million of variable rate tax-exempt financing relating to the Inglenook Court Apartments, Wandering Creek Apartments, Treetops Apartments, Huntington Breakers Apartments, Camarillo Oaks Apartments, Fountain Park, Anchor Village, and Parker Ranch Apartments and $15 million of fixed rate tax-exempt financing related to Meadowood Apartments. This tax-exempt financing subjects these properties to certain deed restrictions and restrictive covenants. We expect to engage in tax-exempt financings in the future. In addition, the Internal Revenue Code and rules and regulations thereunder impose various restrictions, conditions and requirements relating to excluding interest on qualified bond obligations from gross income for federal income tax purposes. The Internal Revenue Code also requires that at least 20% of apartment units be made available to residents with gross incomes that do not exceed a specified percentage, generally 50%, of the median income for the applicable family size as determined by the Housing and Urban Development Department of the federal government. In addition to federal requirements, certain state and local authorities may impose additional rental restrictions. These restrictions may limit income from the tax-exempt financed properties if we are required to lower rental rates to attract residents who satisfy the median income test. If Essex does not reserve the required number of apartment homes for residents satisfying these income requirements, the tax-exempt status of the bonds may be terminated, the obligations under the bond documents may be accelerated and we may be subject to additional contractual liability.

Adverse Effect to Property Income and Value Due to General Real Estate Investment Risks

Real property investments are subject to a variety of risks. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the properties do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, cash flow and the ability to make distributions to stockholders will be adversely affected. The performance of the economy in each of the areas in which the properties are located affects occupancy, market rental rates and expenses.

Consequently, the income from the properties and their underlying values may be impacted. The financial results of major local employers may have an impact on the cash flow and value of certain of the properties as well.

Income from the properties may be further adversely affected by, among other things, the following factors:

•	the general economic climate;

•	local economic conditions in which the properties are located, such as oversupply of housing or a reduction in demand for rental housing;

•	the attractiveness of the properties to tenants;

•	competition from other available space;

•	Essex’s ability to provide for adequate maintenance and insurance; and

•	increased operating expenses.

Also, as leases on the properties expire, tenants may enter into new leases on terms that are less favorable to us. Income and real estate values also may be adversely affected by such factors as applicable laws (e.g., the Americans With Disabilities Act of 1990 and tax laws), interest rate levels and the availability and terms of financing. In addition, real estate investments are relatively illiquid and, therefore, our ability to vary our portfolio promptly in response to changes in economic or other conditions may be quite limited.

Essex’s Joint Ventures and Joint Ownership of Properties and Partial Interests in Corporations and Limited Partnerships Could Limit Essex’s Ability to Control Such Properties and Partial Interests

Instead of purchasing properties directly, Essex has invested and may continue to invest as a co-venturer. Joint venturers often have shared control over the operation of the joint venture assets. Therefore, it is possible that the co-venturer in an investment might become bankrupt, or have economic or business interests or goals that are inconsistent with our business interests or goals, or be in a position to take action contrary to our instructions or requests, or our policies or objectives. Consequently, a co-venturer’s actions might subject property owned by the joint venture to additional risk. Although Essex seeks to maintain sufficient influence of any joint venture to achieve its objectives, Essex may be unable to take action without its joint venture partners’ approval, or joint venture partners could take actions binding on the joint venture without consent. Additionally, should a joint venture partner become bankrupt, Essex could become liable for such partner’s share of joint venture liabilities.

From time to time, Essex, through the Operating Partnership, invests in corporations, limited partnerships, limited liability companies or other entities that have been formed for the purpose of acquiring, developing or managing real property. In certain circumstances, the Operating Partnership’s interest in a particular entity may be less than a majority of the outstanding voting interests of that entity. Therefore, the Operating Partnership’s ability to control the daily operations of such an entity may be limited. Furthermore, the Operating Partnership may not have the power to remove a majority of the board of directors (in the case of a corporation) or the general partner or partners (in the case of a limited partnership) of such an entity in the event that its operations conflict with the Operating Partnership’s objectives. In addition, the Operating Partnership may not be able to dispose of its interests in such an entity. In the event that such an entity becomes insolvent, the Operating Partnership may lose up to its entire investment in and any advances to the entity. In addition, Essex has and in the future may enter into transactions that could require it to pay the tax liabilities of partners, which contribute assets into joint ventures or the Operating Partnership, in the event that certain taxable events, which are within Essex’s control, occur. Although Essex plans to hold the contributed assets or defer recognition of gain on their sale pursuant to the like-kind exchange rules under Section 1031 of the Internal Revenue Code it can provide no assurance that it will be able to do so and if such tax liabilities were incurred they could have a material impact on Essex’s financial position.

Dedicated Investment Activities and Other Factors Specifically Related to Essex Apartment Value Fund II, L.P.

In 2004, Essex organized an investment fund, Essex Apartment Value Fund II, LP. (“Fund II”), which subject to specific exceptions, is its exclusive investment vehicle for new investment until at least 90% of Fund II’s committed capital has been invested or committed for investments, or if earlier, October 31, 2006. Essex is committed to invest 28.2% of the aggregate capital committed to Fund II.

Fund II involves risks to Essex such as the following: its partners in Fund II might remove Essex as the general partner of Fund II; become bankrupt (in which event it might become generally liable for the liabilities of Fund II); have economic or business interests or goals that are inconsistent with its business interests or goals; fail to fund capital commitments as contractually required; or fail to approve decisions regarding Fund II that are in its best interest. Essex will, however, generally seek to maintain sufficient influence over Fund II to permit it to achieve its business objectives.

Investments In Mortgages And Other Real Estate Securities

Essex may invest in securities related to real estate, which could adversely affect its ability to make distributions to stockholders. Essex may purchase securities issued by entities that own real estate and may also invest in mortgages or unsecured debt obligations. These mortgages may be first, second or third mortgages that may or may not be insured or otherwise guaranteed. In general, investments in mortgages include the following risks:

•	that the value of mortgaged property may be less than the amounts owed, causing realized or unrealized losses;

•	the borrower may not pay indebtedness under the mortgage when due, requiring Essex to foreclose, and the amount recovered in connection with the foreclosure may be less than the amount owed;

•	that interest rates payable on the mortgages may be lower than our cost of funds; and

•	in the case of junior mortgages, that foreclosure of a senior mortgage would eliminate the junior mortgage.

If any of the above were to occur, cash flows from operations and Essex’s ability to make expected dividends to its stockholders could be adversely affected.

Possible Environmental Liabilities

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on, in, to or migrating from such property. Such laws often impose liability without regard as to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner’s or operator’s ability to sell or rent such property or to borrow using such property as collateral. In addition, persons exposed to such substances, either through soil vapor or ingestion of the substances, may claim personal injury damages. Persons who arrange for the disposal or treatment of hazardous or toxic substances or wastes also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility to which such substances or wastes were sent, whether or not such facility is owned or operated by such person. In addition, certain environmental laws impose liability for release of asbestos-containing materials (“ACMs”) into the air, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of real properties, Essex could be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and costs related to injuries of persons and property.

Investments in real property create a potential for environmental liabilities on the part of the owner of such real property. Essex could carry certain limited insurance coverage for this type of environmental risk. Essex has conducted environmental studies which revealed the presence of soil and groundwater contamination at certain properties. Such contamination at certain of these properties was reported to have migrated on-site from adjacent industrial manufacturing operations, and in some cases, from on-site sources. The former industrial users of the properties were identified as the source of contamination. The environmental studies noted that certain properties are located down gradient from sites with known groundwater contamination, the lateral limits of which may extend onto such properties. The environmental studies also noted that at certain of these properties, contamination existed because of the presence of underground fuel storage tanks, which have been removed.

 In general, in connection with the ownership, operation, financing, management and development of real properties, Essex may be potentially liable for removal or clean-up costs, as well as certain other costs and environmental liabilities. Essex may also be subject to governmental fines and costs related to injuries to persons and property.

Recently there has been an increasing number of lawsuits against owners and managers of multifamily properties alleging personal injury and property damage caused by the presence of mold in residential real estate. Some of these lawsuits have resulted in substantial monetary judgments or settlements. Essex has been sued for mold related matters and has settled some, but not all, of such matters, which matters remain unresolved and pending. Insurance carriers have reacted to mold related liability awards by excluding mold related claims from standard policies and pricing mold endorsements at prohibitively high rates. Essex has, however, purchased pollution liability insurance, which includes limited coverage for mold, although the insurance may not cover all pending or future mold claims. Essex has adopted programs designed to manage the existence of mold in its properties as well as guidelines for promptly addressing and resolving reports of mold to minimize any impact mold might have on residents or the property. Essex cannot assure you that it will not be sued in the future for mold related matters nor can it assure you that the liabilities resulting from such current or future mold related matters will not be substantial. The costs of carrying insurance to address potential mold related claims may also be substantial.

California has enacted legislation commonly referred to as “Proposition 65” requiring that “clear and reasonable” warnings be given to consumers who are exposed to chemicals known to the State of California to cause cancer or reproductive toxicity, including tobacco smoke. Essex cannot assure you that it will not be adversely affected by litigation relating to Proposition 65.

Methane gas is a naturally-occurring gas that is commonly found below the surface in several areas, particularly in the Southern California coastal areas. Methane is a non-toxic gas, but can be ignitable in confined spaces. Although naturally-occurring, methane gas is not regulated at the state or federal level, some local governments, such as the County of Los Angeles, have imposed requirements that new buildings install detection systems in areas where methane gas is known to be located. Methane gas is also associated with certain industrial activities, such as former municipal waste landfills. Radon is also a naturally-occurring gas that is found below the surface. Essex cannot assure you that it will not be adversely affected by costs related to its compliance with methane gas related requirements or litigation costs related to methane or radon gas.

Except with respect to a few properties, Essex has no indemnification agreements from third parties for potential environmental clean-up costs at its properties. Essex has no way of determining at this time the magnitude of any potential liability to which it may be subject arising out of unknown environmental conditions or violations with respect to the properties formerly owned by Essex. No assurance can be given that existing environmental studies with respect to any of the properties reveal all environmental liabilities, that any prior owner or operator of a property did not create any material environmental condition not known to Essex, or that a material environmental condition does not exist as to anyone or more of the properties. Essex has limited insurance coverage for the types of environmental liabilities described above.

General Uninsured Losses

Essex has a comprehensive insurance program covering its property and operating activities. There are, however, certain types of extraordinary losses for which Essex may not have sufficient insurance. Accordingly, Essex may sustain uninsured losses due to insurance deductibles, self-insured retention, uninsured claims or casualties, or losses in excess of applicable coverage.

Changes in Real Estate Tax and Other Laws

Generally, Essex does not directly pass through costs resulting from changes in real estate tax laws to residential property tenants. Essex also does not generally pass through increases in income, service or other taxes, to tenants under leases. These costs may adversely affect funds from operations and the ability to make distributions to stockholders. Similarly, compliance with changes in (i) laws increasing the potential liability for environmental conditions existing on properties or the restrictions on discharges or other conditions or (ii) rent control or rent stabilization laws or other laws regulating housing may result in significant unanticipated expenditures, which would adversely affect funds from operations and the ability to make distributions to stockholders.

Changes in Financing Policy; No Limitation on Debt

Essex has adopted a policy of maintaining a debt-to-total-market-capitalization ratio of less than 50%. The calculation of debt-to-total-market-capitalization is as follows: total property indebtedness divided by the sum of total property indebtedness plus total equity market capitalization. As used in the above formula, total equity market capitalization is equal to the aggregate market value of the outstanding Essex common shares (based on the greater of current market price or the gross proceeds per share from public offerings of the outstanding shares plus any undistributed net cash flow), assuming the conversion of all limited partnership interests in the Operating Partnership into Essex common shares and the gross proceeds of the preferred units of the Operating Partnership. Based on this calculation (including the current market price and excluding undistributed net cash flow), our debt-to-total-market-capitalization ratio was approximately 34.7% as of September 30, 2005.

Essex’s organizational documents do not limit the amount or percentage of indebtedness that may be incurred. Accordingly, the Board of Directors of Essex could change current policies and the policies of the Operating Partnership regarding indebtedness. If Essex changed these policies, it could incur more debt, resulting in an increased risk of default on its obligations and the obligations of the Operating Partnership, and an increase in debt service requirements that could adversely affect its financial condition and results of operations. Such increased debt could exceed the underlying value of the properties.

Essex is Subject to Certain Tax Risks

Essex has elected to be taxed as a REIT under the Internal Revenue Code. Essex’s qualification as a REIT requires it to satisfy numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within Essex’s control. Although Essex intends that its current organization and method of operation enable it to qualify as a REIT, it cannot assure you that it so qualifies or that it will be able to remain so qualified in the future. Future legislation, new regulations, administrative interpretations or court decisions (any of which could have retroactive effect) could adversely affect Essex’s ability to qualify as a REIT or adversely affect its stockholders. If it fails to qualify as a REIT in any taxable year, Essex would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates, and would not be allowed to deduct dividends paid to its shareholders in computing its taxable income. Essex may also be disqualified from treatment as a REIT for the four taxable years following the year in which it failed to qualify. The additional tax liability would reduce its net earnings available for investment or distribution to stockholders. In addition, it would no longer be required to make distributions to its stockholders. Even if Essex continues to qualify as a REIT, it will continue to be subject to certain federal, state and local taxes on its income and property.

Essex has established several taxable REIT subsidiaries. Despite Essex’s qualification as a REIT, its taxable REIT subsidiaries must pay U.S. federal income tax on their taxable income. While Essex will attempt to ensure that its dealings with its taxable REIT subsidiaries will not adversely affect its REIT qualification, it cannot provide assurance that it will successfully achieve that result. Furthermore, Essex may be subject to a 100% penalty tax, or its taxable REIT subsidiaries may be denied deductions, to the extent its dealings with its taxable REIT subsidiaries are not deemed to be arm’s length in nature. No assurances can be given that Essex’s dealings with its taxable REIT subsidiaries will be arm’s length in nature.

From time to time, we may transfer or otherwise dispose of some of our properties. Under the Internal Revenue Code, any gain resulting from transfers of properties that we hold as inventory or primarily for sale to customers in the ordinary course of business would be treated as income from a prohibited transaction subject to a 100% penalty tax. Since we acquire properties for investment purposes, we do not believe that our occasional transfers or disposals of property are prohibited transactions. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Internal Revenue Service may contend that certain transfers or disposals of properties by us are prohibited transactions. If the Internal Revenue Service were to argue successfully that a transfer or disposition of property constituted a prohibited transaction, then Essex would be required to pay a 100% penalty tax on any gain allocable to Essex from the prohibited transaction and Essex’s ability to retain future gains on real property sales may be jeopardized.

In addition, income from a prohibited transaction might adversely affect Essex’s ability to satisfy the income tests for qualification as a REIT for U.S. federal income tax purposes. Therefore, no assurances can be given that Essex will be able to satisfy the income tests for qualification as a REIT.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of the notes offered by this prospectus or the Essex common shares into which the notes are exchangeable.

  RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the period shown:

	Nine Months Ended September 30,	Year Ended December 31,
	2005	2004		2003		2002		2001		2000
Ratio of earnings to fixed charges (excluding preferred return and preferred unit dividends)	1.98x	2.44	x	1.94	x	2.17	x	2.49	x	2.80	x

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interest and fixed charges. Fixed charges consist of interest expense (including interest costs capitalized), preferred stock dividends and distributions, and the amortization of debt issuance costs.

The above ratios from January 1, 2002 through December 31, 2003 reflect the retroactive adoption of FIN 46R and SFAS 123. The above ratios from January 1, 2000 through December 31, 2001 have not been restated to reflect the retroactive adoption of FIN 46R and SFAS 123. Because the 2000 and 2001 balances have not been restated, the results for those periods may not be comparable to the results for the later periods set forth above. The above ratios from January 1, 2002 through December 31, 2004 have been reclassified to reflect discontinued operations for properties sold subsequent to December 31, 2004. The above ratios from January 1, 2000 through December 31, 2001 have not been restated. Because the 2000 and 2001 balances have not been restated, the results for those periods may not be comparable to the results for the later periods set forth above.

  PRICE RANGE OF ESSEX PROPERTY TRUST, INC. SHARES OF COMMON STOCK

Essex’s common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “ESS.”

Price Range

Essex’s common shares have been traded on the NYSE since June 13, 1994. The high and low price per share of common stock, as reported on the NYSE, for the quarters indicated are as follows:

Quarter Ended	High	Low

March 31, 2006 (through January 24, 2006)	$99.25	$91.81
December 31, 2005	$93.44	$80.35
September 30, 2005	$93.14	$82.86
June 30, 2005	$86.13	$68.50
March 31, 2005	$84.32	$68.56
December 31, 2004	$85.43	$71.65
September 30, 2004	$75.31	$64.89
June 30, 2004	$69.73	$58.15
March 31, 2004	$66.64	$60.65
December 31, 2003	$66.60	$59.88
September 30, 2003	$64.98	$56.67
June 30, 2003	$59.40	$52.20
March 31, 2003	$54.91	$49.00

The closing price as of January 24, 2006 was $99.17.

Dividends and Distributions

Since its initial public offering on June 13, 1994, Essex has paid regular quarterly dividends to its stockholders. Essex has paid the following dividends per share of common stock for the periods indicated below:

Quarter Ended	2003	2004	2005
3/31	$0.7800	$0.7900	$0.8100
6/30	$0.7800	$0.7900	$0.8100
9/30	$0.7800	$0.7900	$0.8100
12/31	$0.7800	$0.7900	$0.8100

Future distributions by Essex will be at the discretion of its Board of Directors and will depend on the actual funds from operations of Essex, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, applicable legal restrictions and such other factors as Essex’s Board of Directors deems relevant. There are currently no contractual restrictions on Essex’s present or future ability to pay dividends.

  DESCRIPTION OF NOTES

The following summary of certain terms and provisions of the notes, the indenture and the registration rights agreement that we have entered into in connection with this offering does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, which are incorporated herein by reference. We will provide copies of the indenture (which includes the form of the notes) and the registration rights agreement to you upon request, and, following completion of this offering, they will be available for inspection at the corporate trust office of the trustee, currently located at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017. These documents, and not this description, define your rights as a holder of the notes.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. As used in this section, unless we specify otherwise, the terms “we,” “us,” “our,” “Operating Partnership,” “Essex Portfolio, L.P.” or “Essex Portfolio” refer to Essex Portfolio, L.P. and not to any of its subsidiaries, and the term “Essex” refers to Essex Property Trust, Inc. and not to any of its subsidiaries (including the Operating Partnership). Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes have been issued pursuant to an indenture dated as of October 28, 2005, which we have entered into with Wells Fargo Bank, N.A., as trustee.

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof.

The notes are senior unsecured obligations of the Operating Partnership and rank equally with all of our other indebtedness that is not expressly subordinated to the notes and senior to all of our other indebtedness that is expressly subordinated to the notes. The notes are effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. As of September 30, 2005, we had outstanding $1.31 billion of senior indebtedness (exclusive of intercompany debt, trade payables, dividends payable and accrued expenses) and $1.26 billion of secured indebtedness. Our consolidated subsidiaries had outstanding an aggregate of $190.6 million in total liabilities (exclusive of intercompany indebtedness, trade payables, dividends payable and accrued expenses). The indenture governing the notes does not prohibit us, Essex or any of our subsidiaries from incurring additional indebtedness, including secured indebtedness, or issuing preferred equity in the future.

The notes are fully and unconditionally guaranteed by Essex. See “— Guarantee” below. Essex has no operations, other than as our general partner, and no material assets, other than its investment in us.

The notes are in an aggregate principal amount of $225.0 million. We may, without the consent of holders of the notes, issue additional notes from time to time in the future in an unlimited principal amount on the same terms and conditions as the notes offered hereby, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby; provided, that such additional notes constitute a part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus and any additional notes would rank equally and ratably and would be treated as a single class of debt securities for all purposes under the indenture.

The notes are issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “— Book-Entry System.” We will make payments in respect of notes that are represented by global securities by wire transfer of immediately available funds to DTC or its nominee as the registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form (if any) by wire transfer of immediately available funds to the account specified by any holder of more than $5.0 million aggregate principal amount of notes. However, if the holder of the certificated note does not specify an account, or holds $5.0 million or less in aggregate principal amount, we will mail a check to that holder’s registered address.

Holders may exchange notes at the office of the exchange agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial exchange agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or exchange of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may be, under some circumstances, subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of exchangeable debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the exchange price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of the Notes” in this prospectus. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or exchange of notes.

The indenture does not contain any provisions that would necessarily protect holders of notes if we or Essex were involved in a highly leveraged transaction, reorganization, merger or other similar transaction that may adversely affect us or them. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes accrues at the rate of 3.625% per year from and including October 28, 2005 or the most recent date to which interest has been paid or provided for, and are payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2006. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 15 or October 15 (whether or not a business day in The City of New York) immediately preceding the applicable interest payment date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we will pay additional interest on the notes as provided below under “— Registration Rights; Additional Interest.”

Upon an exchange of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the exchanging holder upon such exchange. Holders of notes on a record date, however, will be entitled to receive interest payable on the related interest payment date if such notes are exchanged after such record date and on or prior to the corresponding interest payment date. In such event, holders who surrender their notes for exchange after such record date and prior to the related interest payment date must pay to the exchange agent upon exchange an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not apply to (1) notes called for redemption on a redemption date within the period between the close of business on the record date and on or prior to the corresponding interest payment date, (2) notes surrendered for exchange in connection with a fundamental change in which we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date, or (3) notes with overdue interest or additional interest at the time of the exchange, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on an exchanged note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay any accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay any accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

The notes will mature on November 1, 2025 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “— Optional Redemption,” “— Repurchase at Option of Holders on Certain Dates” or “— Repurchase at Option of Holders Upon a Fundamental Change” below or (2) exchanged at a holder’s option as permitted under “— Exchange Rights” below. The notes are not entitled to the benefits of, or be subject to, any sinking fund.

Exchange Rights

General

Subject to the restrictions on ownership of Essex common shares and the conditions described below, holders may exchange their notes for cash and Essex common shares, if any, having an aggregate exchange value equal to the applicable exchange rate multiplied by the average of the daily volume weighted average price of Essex common shares measured over a specified number of trading days as described herein under “— Exchange Settlement.”

The initial exchange rate for the notes is 9.6852 Essex common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of $103.25 per Essex common share). Upon exchange, we will deliver the exchange value to holders in the manner and as provided under “— Exchange Settlement.” The exchange rate and the equivalent exchange price (which, on any date of determination, is equal to $1,000 divided by the exchange rate on such date) in effect at any given time are referred to in this prospectus as the “exchange rate” and the “exchange price,” respectively, and will be subject to adjustment as described herein.

Holders may surrender their notes for exchange for cash, Essex common shares or a combination of cash and Essex common shares, at our option as described herein, at the applicable exchange rate (1) prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after November 1, 2020 and (2) prior to November 1, 2020 only under the following circumstances:

•
during any calendar quarter beginning after December 31, 2005 (and only during such calendar quarter if, and only if, the closing sale price of Essex common shares for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 125% of the exchange price per Essex common share in effect on the applicable trading day;

•
during the five consecutive trading-day period following any 20 consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of Essex common shares during such five trading-day period multiplied by the applicable exchange rate;

•	if those notes have been called for redemption, at any time prior to 5:00 p.m., New York City time, on the second trading day immediately preceding the redemption date;

•	upon the occurrence of specified corporate transactions;

•	upon the occurrence of a fundamental change; or

•	if Essex common shares cease to be listed on a U.S. national or regional securities exchange or the Nasdaq National Market for a 30 consecutive trading day period.

“Closing sale price” of Essex common shares or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which Essex common shares or such other capital stock or similar equity interests or other securities are traded or, if Essex common shares or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if Essex common shares are not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which Essex common shares are then listed or, if Essex common shares are not then listed on a United States national or regional securities exchange, on the Nasdaq National Market or, if Essex common shares are not then quoted on the Nasdaq National Market, in the principal other market on which Essex common shares are then traded.

Except in the limited circumstances described herein, upon exchange of a note, a holder will not receive any cash payment of interest, and we will not adjust the exchange rate to account for any accrued and unpaid interest (including additional interest, if any). Our delivery to the holder of cash and Essex common shares, if any, will be deemed to satisfy our obligation with respect to notes tendered for exchange. Accordingly, upon an exchange of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the exchange of such notes at any time after the close of business on the applicable regular record date and prior to the corresponding interest payment date. Accordingly, notes tendered for exchange by a holder after the close of business on any record date for an interest payment and prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date, (2) if we have specified a fundamental change repurchase date that is after such record date and on or prior to such interest payment date, or (3) with respect to overdue interest or additional interest, if any overdue interest or additional interest, as applicable, exists at the time of exchange with respect to such notes.

If a holder exchanges notes and we elect to deliver Essex common shares as provided herein, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of Essex common shares upon the exchange, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such Essex common shares.

If a holder wishes to exercise its exchange right, such holder must deliver an irrevocable duly completed exchange notice, together, if the notes are in certificated form, with the certificated security, to the exchange agent along with appropriate endorsements and transfer documents, if required, or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The exchange agent will, on the holder’s behalf, exchange the notes into cash and Essex common shares, if any. Holders may obtain copies of the required form of the exchange notice from the exchange agent.

If a holder has already delivered a repurchase notice as described under either “— Repurchase at Option of Holders on Certain Dates” or “— Repurchase at Option of Holders Upon a Fundamental Change,” with respect to a note, that holder may not tender that note for exchange until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for exchange, the holder shall deliver to us cash equal to the amount that we are to deduct and withhold under applicable law in connection with such exchange; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Exchange Upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for exchange during any calendar quarter beginning after December 31, 2005 if the closing sale price of Essex common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 125% of the exchange price per Essex common share in effect on the applicable trading day. Essex’s board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the exchange rate that becomes effective, or any event requiring an adjustment to the exchange rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

Exchange Upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for exchange during the five consecutive trading-day period following any 20 consecutive trading days in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of Essex common shares during such period multiplied by the applicable exchange rate during such period.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for $5.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the underwriter; provided that if at least two such bids cannot reasonably be obtained by the bid solicitation agent, but one such bid can reasonably be obtained by the bid solicitation agent, then one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for a $5.0 million principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of Essex common shares and the exchange rate on such determination date.

The bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of Essex common shares and the applicable exchange rate, whereupon we shall instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of Essex common shares and the applicable exchange rate.

Exchange Upon Notice of Redemption

A holder may surrender for exchange any of the notes called for redemption at any time prior to 5:00 p.m., New York City time, on the second trading day immediately preceding the redemption date. The right to exchange notes will expire at that time, unless we default in making the payment due upon redemption. A holder may exchange fewer than all of its notes so long as the notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a notice for a note to be repurchased at such holder’s option on certain dates or in connection with a fundamental change, such holder may not surrender that note for exchange until it has withdrawn such notice in accordance with the terms of the notes.

Exchange Upon Specified Corporate Transactions

If Essex elects to:

•
distribute to all holders of Essex common shares certain rights entitling them to purchase, for a period expiring within 60 days, Essex common shares at less than the closing sale price of Essex common shares on the trading day immediately preceding the declaration date of such distribution; or

•
distribute to all holders of Essex common shares assets, debt securities or certain rights to purchase securities of the Operating Partnership or Essex, which distribution has a per share value exceeding 10% of the closing sale price of Essex common shares on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for exchange at any time until the earlier of the close of business on the business day prior to the ex-dividend date and an announcement that such distribution will not take place; provided, however, that a holder may not exercise this right to exchange if the holder may participate, on an as-exchanged basis, in the distribution without exchange of the notes. The ex-dividend date is the first date upon which a sale of the Essex common shares does not automatically transfer the right to receive the relevant distribution from the seller of the Essex common shares to its buyer.

In addition, if the Operating Partnership or Essex is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its respective properties and assets, in each case pursuant to which all of the Essex common shares would be exchanged for cash, securities and/or other property that does not also constitute a fundamental change, a holder may surrender its notes for exchange at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. In such case, then, at the effective time of the transaction, the right to exchange a note into Essex common shares will be changed into a right to exchange the notes into the kind and amount of cash, securities or other property that the holder would have received if the holder had exchanged its notes immediately prior to the transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the effective time of such transaction).

If the transaction also constitutes a fundamental change, in lieu of the exchange right described in this paragraph, you will have the exchange right described below under “— Exchange Upon a Fundamental Change,” and you will have the right to require us to repurchase your notes as set forth below under “— Repurchase at Option of Holders Upon a Fundamental Change.”

Exchange Upon a Fundamental Change

If a fundamental change (as defined under “— Repurchase at Option of Holders Upon a Fundamental Change”) occurs, a holder will have the right to exchange its notes at any time beginning 15 business days prior to the date announced by us as the anticipated effective date of the fundamental change up to and including the fifth business day following the effective date of the fundamental change, subject to expiration of a holder’s exchange right if such holder has submitted any or all of its notes for repurchase as described in the next succeeding paragraph.

If a holder has submitted any or all of its notes for repurchase as described under “— Repurchase at Option of Holders Upon a Fundamental Change,” the exchange right in respect of the notes subject to repurchase will expire at 5:00 p.m., New York City time, on the business day preceding the fundamental change repurchase date, unless we default in making the payment due upon repurchase.

Exchange Upon Delisting of Essex Common Shares

A holder may surrender any of its notes for exchange at any time beginning on the first business day after Essex common shares have ceased to be listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for a 30 consecutive trading-day period.

Exchange Settlement

Upon an exchange of notes, holders will be entitled to receive for each note so exchanged cash and, if applicable, Essex common shares, as described below, the aggregate value of which (the “exchange value”) will be equal to the product of:

•	the exchange rate then in effect; multiplied by

•
the average of the daily volume weighted average price per share of Essex common shares for each of the 20 consecutive trading days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the second trading day immediately following the day the notes are tendered for exchange (the “twenty day weighted average price”). The “volume weighted average price” per Essex common share on any trading day will be the volume weighted average price on the New York Stock Exchange or, if the Essex common shares are not listed on the New York Stock Exchange, on the U.S. national or regional securities exchange, the Nasdaq National Market or over the counter market on which Essex common shares are then listed or traded, from 9:30 a.m. to 4:00 p.m., New York City time, on that trading day as displayed by Bloomberg (or if such volume weighted average price is not available, the market value of one share on such trading day as Essex’s board of directors determine in good faith using a volume weighted method).

We will deliver the exchange value of the notes surrendered for exchange to exchanging holders as follows:

(1) an amount in cash (the “principal return”) equal to the lesser of (a) the aggregate exchange value of the notes to be exchanged and (b) the aggregate principal amount of the notes to be exchanged;

(2) if the aggregate exchange value of the notes to be exchanged is greater than the principal return, an amount in cash (the “net cash amount”) or, at our election, in whole Essex common shares (the “net shares amount”), determined as set forth below, or a combination thereof equal to such aggregate exchange value less the principal return (the “net amount”); and

(3) an amount in cash in lieu of any fractional Essex common shares.

The net shares amount to be paid will be determined by dividing the net amount by the twenty day weighted average price. The cash payment for fractional Essex common shares also will be based on the twenty day weighted average price.

The exchange value, principal return, net amount, net cash amount and the net shares amount will be determined by us at the end of the twenty consecutive trading period beginning on the second trading day immediately following the day the notes are tendered for exchange (the “determination date”).

We will pay the principal return and cash in lieu of fractional shares and deliver the net shares amount, if any, or pay the net cash amount as promptly as practicable after the determination date, but in no event later than three business days thereafter.

Prior to the close of business on the second trading day following the date on which notes are tendered for exchange, we will inform holders of such notes of our election to pay cash for all or a portion of the net amount and, if applicable, the percentage of the net amount that we will pay as the net cash amount and the net shares amount or, in lieu of such percentage, the total net amount payable as the net cash amount.

Exchange Rate Adjustments

General

We will adjust the exchange rate if any of the following events occur:

(1) issuances of Essex common shares as a dividend or distribution to all or substantially all holders of Essex common shares;

(2) subdivisions, combinations or reclassifications of Essex common shares;

(3) distributions to all or substantially all holders of Essex common shares, of certain rights or warrants to subscribe for or purchase, for a period expiring within 60 days after the date of issuance thereof, Essex common shares, or securities convertible into or exchangeable or exercisable for Essex common shares, at less (or having an exercise or exchange price less) than the last reported sale price of Essex common shares on the business day immediately preceding the date of the announcement of such distribution; provided that the exchange rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

(4) distributions to all or substantially all holders of Essex common shares, of shares of capital stock, evidences of indebtedness or other assets or property of Essex, including securities, but excluding the following:

•	dividends, distributions, rights, warrants, options, other securities or convertible securities referred in to clause (1) or (3) above;

•
dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the exchange consideration described below; and

•	cash dividends or distributions referred to in clause (5) below;

In the event that there occurs a distribution to all or substantially all holders of Essex common shares, of shares of capital stock of any of its subsidiaries, the exchange rate will be adjusted, if at all, based on the market value of the subsidiary capital stock so distributed relative to the market value of Essex common shares, in each case over a measurement period following the distribution;

(5) distributions of cash to all or substantially all holders of Essex common shares, excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding up of Essex, (ii) any quarterly cash dividend on the Essex common shares to the extent that the aggregate cash dividend per share paid in any quarter does not exceed $0.84 (such amount being the “dividend threshold amount”) and (iii) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the exchange consideration described below;

If there is a dividend or distribution to which this clause (5) applies, the exchange rate will be adjusted by multiplying the applicable exchange rate by a fraction,

•	the numerator of which will be the current market price of Essex common shares minus the dividend threshold amount; and

•	the denominator of which will be the current market price of Essex common shares minus the amount per share of such dividend or distribution; and

provided, that if an adjustment is required to be made as a result of a distribution that is not a quarterly dividend, the dividend threshold amount will be deemed to be zero;

(6) Essex or any of its subsidiaries makes purchases of Essex common shares pursuant to a tender offer or exchange offer for Essex common shares to the extent that the per share consideration paid in such offer exceeds the average of the daily last reported sale prices of Essex common shares for the ten trading days prior to the expiration of such offer.

Notwithstanding the foregoing or any other adjustments to the exchange rate, including as provided below under “ — Exchange Rate Adjustment Upon Certain Fundamental Changes,” we will not adjust the exchange rate pursuant to these provisions to the extent that the adjustments would reduce the exchange price to below $10.00.

To the extent that Essex’s rights plan is in effect upon exchange of the notes into Essex common shares, the holder will receive (except to the extent we settle our exchange obligations in cash), in addition to the Essex common shares, the rights under the rights plan unless the rights have separated from the Essex common shares prior to the time of exchange, in which case the exchange rate will be adjusted at the time of separation as if we made a distributed referred to in clause (4) above.

In addition to the adjustments pursuant to clauses (1) through (6) above, we may increase the exchange rate in order to avoid or diminish any income tax to holders of Essex common shares resulting from any dividend or distribution of capital stock (or rights to acquire Essex common shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the exchange rate by any amount for any period if we have determined that such increase would be in the best interests of the Operating Partnership or Essex. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased exchange rate and the period during which it will be in effect at least 15 days prior to the date the increased exchange rate takes effect in accordance with applicable law.

We will not make any adjustment to the exchange rate if holders of the notes are permitted to participate, on an as exchanged basis, in the transactions described above. We will not be required to make an adjustment in the exchange rate unless the adjustment would require a change of at least one percent in the exchange rate.

However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and made upon redemption or a fundamental change, or at maturity, as applicable. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be.

Except as described above in this section, we will not adjust the exchange rate for any issuance of Essex common shares or any securities convertible into or exchangeable or exercisable for Essex common shares or rights to purchase Essex common shares or such convertible, exchangeable or exercisable securities.

The applicable exchange rate will not be adjusted upon certain events, including:

•
the issuance of any Essex common shares or Essex Portfolio units, pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Operating Partnership or those of Essex and the investment of additional optional amounts in Essex common shares under any plan;

•
the issuance of any Essex common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Operating Partnership or Essex;

•	the issuance of any Essex common shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	a change in the par value of Essex common shares;

•	accrued and unpaid interest including additional interest, if any; and

•
the issuance of limited partnership units by the Operating Partnership and the issuance of Essex common shares or the payment of cash upon redemption thereof, or the issuance of Essex common shares or the payment of cash upon the redemption of certain limited partnership interests in the Operating Partnership’s “down REIT” entities.

If certain of the possible adjustments to the exchange price of the notes are made, a holder may be deemed to have received a distribution from Essex or additional interest from us even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from Essex, from cash payments of interest and payments in redemption, repurchase or exchange of the notes. See “Material U.S. Federal Income Tax Considerations” in this prospectus.

Change in Exchange Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If Essex reclassifies or changes Essex common shares (other than a change only in par value or a change as a result of a subdivision or combination of Essex common shares) or the Operating Partnership or Essex is a party to a consolidation, merger or binding share exchange, or if the Operating Partnership or Essex sells, transfers, leases, conveys or otherwise disposes of all or substantially all of its respective property or assets, in each case, in a transaction in which holders of Essex common shares would be entitled to receive stock, other securities, other property, assets or cash for their Essex common shares, then, as of the effective time of such transaction, the right to exchange notes into Essex common shares will be changed into a right to exchange notes into the kind and amount of cash, securities or other property that the holder would have been entitled to receive if the holder had exchanged its note immediately before such transaction.

In the event holders of Essex common shares have the opportunity to elect the form of consideration to be received in such transaction, the Operating Partnership and Essex will make adequate provision whereby the holders of the notes shall have a reasonable opportunity to determine the form of consideration into which the notes shall be exchangeable from and after the effective date of such transaction, in each case, for purposes of all outstanding notes, treated as a single class.

Exchange Rate Adjustment Upon Certain Fundamental Changes

If a transaction described in the first or second bullet of the definition of fundamental change (as set forth under “— Repurchase at Option of Holders Upon a Fundamental Change”) occurs prior to November 4, 2010 and a holder elects to exchange its notes “in connection with” such transaction as described above under “— Exchange Rights — Exchange Upon a Fundamental Change,” we will increase the applicable exchange rate for the notes surrendered for exchange by a number of additional Essex common shares (the “additional change in control shares”), as described below; provided, that the additional change in control shares will only be payable as set forth below. An exchange of notes will be deemed for these purposes to be “in connection with” such a fundamental change, subject to our rights with respect to a “public acquirer change of control,” if the notice of exchange of the notes is received by the exchange agent from and including the date that is 15 business days prior to the anticipated effective date of the fundamental change up to and including the fifth business day following the effective date of the fundamental change. We will notify holders at least 20 business days prior to the anticipated effective date of such transaction of such anticipated effective date and whether we elect, if such transaction is also a public acquirer change of control, to modify the exchange obligations as described below in lieu of increasing the exchange rate.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per Essex common share in such transaction. If the holders of Essex common shares receive only cash in the change in control transaction, the stock price shall be the cash amount paid per Essex common share. Otherwise, the stock price shall be the average of the closing sale prices of Essex common shares over the 10 consecutive trading days up to but excluding the effective date.

The stock prices set forth in the first column of the table will be adjusted as of any date on which the exchange rate of the notes is adjusted as set forth under “— Exchange Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the exchange rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the exchange rate as set forth under “— Exchange Rate Adjustments.”

If a holder tenders notes for exchange after the earlier of the effective date of the fundamental change transaction and the record date for receiving distributions in connection with the fundamental change, the exchange value of each note will be determined based on the kind and amount of cash, securities and other assets or property that a holder of a number of shares of common stock equal to the exchange rate would have owned or been entitled to receive in such fundamental change transaction; provided, that if such earlier date is the record date, a holder will receive the exchange value on the actual effective date of the fundamental change.

The following table sets forth the stock price and number of additional change in control shares of Essex to be received per $1,000 principal amount of notes:

	Effective Date
Stock Price	October 25, 2005	November 1, 2006	November 1, 2007	November 1, 2008	November 1, 2009	November 4, 2010
$ 87.39	1.95	2.12	2.09	2.03	1.96	0.00
$ 90.00	1.75	1.91	1.86	1.79	1.69	0.00
$ 95.00	1.42	1.57	1.50	1.41	1.26	0.00
$100.00	1.16	1.28	1.21	1.10	0.93	0.00
$105.00	0.94	1.05	0.98	0.86	0.69	0.00
$110.00	0.76	0.87	0.79	0.68	0.51	0.00
$115.00	0.62	0.72	0.64	0.53	0.38	0.00
$120.00	0.50	0.59	0.52	0.42	0.29	0.00
$125.00	0.40	0.49	0.43	0.34	0.23	0.00
$130.00	0.33	0.41	0.35	0.28	0.19	0.00
$135.00	0.26	0.35	0.30	0.23	0.16	0.00
$140.00	0.21	0.30	0.25	0.20	0.14	0.00
$145.00	0.17	0.26	0.22	0.17	0.13	0.00
$150.00	0.13	0.22	0.19	0.15	0.12	0.00
$155.00	0.10	0.19	0.16	0.14	0.12	0.00
$160.00	0.08	0.17	0.15	0.12	0.11	0.00
$165.00	0.06	0.15	0.13	0.12	0.11	0.00
$170.00	0.05	0.14	0.12	0.11	0.11	0.00

The exact stock prices and effective dates may not be set forth in the table, in which case:

(1) if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(2) the stock price is in excess of $170.00 per Essex common share (subject to adjustment), no additional change in control shares will be issued upon exchange; and

(3) if the stock price is less than $87.39 per Essex common share (subject to adjustment), no additional change in control shares will be issued upon exchange.

Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Exchange After a Public Acquirer Change of Control

Notwithstanding the foregoing, and in lieu of adjusting the exchange rate as set forth above, in the case of a “public acquirer change of control” (as defined below), we may, at any time prior to the 20th business day immediately preceding the proposed effective date of the public acquirer change of control, irrevocably elect to change our exchange obligation with respect to the notes into an obligation to deliver, upon exchange of the notes, cash and shares of “public acquirer common stock” (as defined below), if any, equal to the exchange value in the same manner as we would otherwise be required to satisfy our exchange obligation as described above under “— Exchange Rights” and “ — Exchange Settlement” in respect of Essex common shares. If we make such an election, the exchange rate at the effective time of the public acquirer change of control will be a number of shares of public acquirer common stock equal to the exchange rate in effect immediately before the effective date of the public acquirer change of control multiplied by a fraction:

•
the numerator of which will be (i) in the case of a share exchange, consolidation, merger, or binding share exchange pursuant to which Essex common share are converted into cash, securities, or other property, the value of all cash, securities, and other property (as determined by the Essex board of directors) paid or payable per Essex common shares or (ii) in the case of any other public acquirer change of control, the average of the closing sale price of Essex common shares for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control; and

•
the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

A “public acquirer change of control” means any event constituting a fundamental change that would otherwise obligate us to increase the exchange rate as described above under “— Exchange Rate Adjustments — Exchange Rate Adjustment Upon Certain Fundamental Changes” and the acquirer (or any entity that is a directly or indirectly wholly owned subsidiary of the acquirer) has a class of common stock traded on a national or regional securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change or other event (the “public acquirer common stock”).

If we elect to adjust the exchange rate and exchange obligation in connection with a public acquirer change of control as described above, we must send holders of notes written notice not later than 20 business days prior to but excluding the expected effective date of the public acquirer change of control. If we make such an election, holders who tender their notes for exchange will not have the right to receive additional change in control shares as described above.

After the adjustment of the exchange rate in connection with a public acquirer change of control, the exchange rate will be subject to further adjustments in the event that any of the events described under “— Exchange Rate Adjustments” occur thereafter.

Optional Redemption

We do not have the right to redeem any notes prior to November 4, 2010; provided, that if, at any time, we determine it is necessary to redeem the notes in order to preserve the status of Essex as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date. In addition, on or after November 4, 2010, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date. In either case, if an interest payment date falls on or prior to the redemption date, we will pay any accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder effects book-entry transfer or delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the redemption price and additional interest, if any, upon book-entry transfer or delivery of the note.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder exchanges a portion of the same note, the exchanged portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•
issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If we call notes for redemption, a holder may exchange its notes only until the close of business on the second business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “Exchange Rights — Exchange Upon Notice of Redemption” above.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on November 1, 2010, 2015 and 2020 for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date; provided, that if an interest payment date falls on or prior to the repurchase date, we will pay any accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date. We will be required to repurchase all notes for which holders have properly delivered and not withdrawn a written purchase notice.

On or before the 20th business day immediately preceding each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase price;

•	the name and address of the trustee and any paying agent;

•
that notes with respect to which the holder has delivered a repurchase notice may be exchanged, if otherwise exchangeable, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice and publish that information in a newspaper of general circulation in The City of New York, on Essex’s web site or through such other public medium as we may use at such time.

A holder’s notice electing to require us to repurchase notes must specify:

•
if such notes are in certificated form, the certificate number(s), or, if such notes are in book entry form, that such notice complies with appropriate procedures of The Depository Trust Company, or DTC;

•	the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for exchange unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;

•	the certificate number(s) of all withdrawn notes in certificated form or that the withdrawal notice complies with appropriate DTC procedures with respect to all withdrawn notes in book entry form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must also comply with appropriate DTC procedures.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — We may not have cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain fundamental change transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Securities Exchange Act of 1934 (the “Exchange Act”), then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

Repurchase at Option of Holders Upon a Fundamental Change

If a fundamental change occurs at any time prior to maturity, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date; provided, that if an interest payment date falls on or prior to the repurchase date, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

•
consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Essex common shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of Essex or a sale, lease or other transfer of all or substantially all of the consolidated assets of Essex) or a series of related transactions or events pursuant to which all or substantially all of the outstanding Essex common shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

•
any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Essex, the Operating Partnership or any wholly owned subsidiary of Essex or the Operating Partnership, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of Essex then outstanding entitled to vote generally in elections of directors;

•
during any period of 12 consecutive months after the date of original issuance of the notes (for so long as Essex is our general partner immediately prior to such transaction or series of related transactions), persons who at the beginning of such 12 month period constituted the 53 board of directors of Essex, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of Essex;

•
Essex ceases to be our general partner or ceases to control us; provided, however, that the pro rata distribution by Essex to its shareholders of shares of its capital stock or shares of any of Essex’s other subsidiaries will not, in and of itself, constitute a fundamental change for purposes of this definition; or

•
Essex common shares cease to be traded on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.

However, even if any of the events specified in the preceding four bullet points have occurred, except as indicated below, a “fundamental change” will not be deemed to have occurred if either:

(A) the closing sale price of Essex common shares for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the fundamental change and the public announcement of the fundamental change, in the case of a fundamental change relating to an acquisition of capital stock, or (2) the period of 10 consecutive trading days ending immediately after the fundamental change, in the case of a fundamental change relating to a merger, consolidation or asset sale, in either case, equals or exceeds 105% of the applicable exchange price on each of those trading days; provided, however, that the exception to the definition of “fundamental change” specified in this clause (A) shall not apply in the context of a “fundamental change” or “public acquirer change of control” as described under “— Exchange Rate Adjustments —Exchange Rate Adjustment Upon Certain Fundamental Changes” and “— Exchange Rate Adjustments— Exchange After a Public Acquirer Change of Control;” or

(B) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a fundamental change consists of shares of common stock (or depositary receipts or other certificates representing common equity interests) traded on a national or regional securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become exchangeable into such shares of common stock (or depositary receipts or other certificates representing common equity interests).

For purposes of these provisions “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “fundamental change” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of Essex. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of the consolidated assets of Essex may be uncertain.

Within 10 days after the occurrence of a fundamental change, we are obligated to give to the holders of the notes notice of the fundamental change and of the repurchase right arising as a result of the fundamental change and the repurchase date (which may be no later than 30 business days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the fundamental change and publish that information in a newspaper 54 of general circulation in The City of New York, on Essex’s web site or through such other public medium as we may use at such time.

To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:

•
if such notes are in certificated form, the certificate number(s), or, if such notes are in book entry form, that such notice complies with appropriate procedures of The Depository Trust Company, or DTC;

•	the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for exchange unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;

•	the certificate number(s) of all withdrawn notes in certificated form or that the withdrawal notice complies with appropriate DTC procedures with respect to all withdrawn notes in book entry form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with appropriate DTC procedures.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — We may not have cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain fundamental change transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, do not have any rights as shareholders of Essex (including, without limitation, voting rights and rights to receive any dividends or other distributions on Essex common shares).

Ownership Limit

In order to assist Essex in maintaining its qualification as a REIT for federal income tax purposes, ownership by any person of more than 6.0% of outstanding Essex common shares is restricted, subject to specified exceptions. See “Description of Capital Stock.” Shares owned in excess of such limit shall be deemed “excess shares” pursuant to Essex’s charter, in which case the applicable holder will lose certain ownership rights with respect to such shares. The Board of Directors may also exempt a stockholder from the ownership limit if it receives satisfactory evidence that such stockholder’s ownership of Essex’s shares in excess of the ownership limit will not jeopardize its status as a REIT. As a condition to providing such an exemption, the Board of Directors must receive an opinion of counsel and representations and agreements from the applicant with respect to preserving Essex’s REIT status. There can be no assurance, however, that such an exemption will be granted. In addition, notwithstanding any other provision of the notes, no holder of notes is entitled to receive Essex common shares upon an exchange of notes to the extent that receipt of such Essex common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the charter of Essex. In such case, such holder would receive cash upon exchange as provided herein.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the exchange rate and exchange price applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request.

Guarantee

Essex, our general partner, has fully and unconditionally guaranteed our obligations under the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption, notice of repurchase or otherwise. Essex has no operations, other than as our general partner, and no material assets, other than its investment in us.

Merger, Consolidation or Sale

The Operating Partnership and Essex may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

•
the Operating Partnership or Essex, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or Essex, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the notes, indenture and the registration rights agreement;

•
if as a result of such transaction the notes become exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the notes and the indenture;

•
immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Operating Partnership or Essex is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Operating Partnership or Essex, as applicable, and the Operating Partnership or Essex, as the case may be, shall be discharged from its obligations, under the notes, the indenture and the registration rights agreement.

This covenant includes a phrase “all or substantially all” relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of Essex. There is no precise, established definition of the phrase “substantially all” under applicable law.

Events of Default; Notice and Waiver

The following are events of default under the indenture:

•	default in the payment of any principal amount or any redemption price, repurchase price or fundamental change repurchase price due with respect to the notes, when the same becomes due and payable;

•	default in payment of any interest (including additional interest, if any) under the notes, which default continues for 30 days;

•	default in the delivery when due of the exchange value, whether due in cash or Essex common shares upon exercise of a holder’s exchange right in accordance with the indenture;

•	our failure to provide notice of the occurrence of a fundamental change when required under the indenture;

•
our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes, and the failure to cure (or obtain a waiver of) such default within 30 days after receipt of such notice;

•
default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of ours, Essex or any of our significant subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds (a) $50 million with respect to indebtedness secured by real property and (b) $25 million with respect to all other indebtedness, and, in either case, such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the notes.

•
failure by us or any of our subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

•	certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal, interest (including additional interest, if any) on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interest of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

If an event of default specified in the last bullet point listed above occurs and continues with respect to us, the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes to be due and payable immediately. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•	rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

•
interest on overdue installments of interest (including additional interest, if any) (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

•	we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

•
all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest and additional interest, if any, that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest or additional interest, if any, on the notes, unless:

•	the holder has given the trustee written notice of an event of default;

•
the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability or expense of the trustee;

•	the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes.

The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except:

•	our failure to pay principal of or interest (including additional interest, if any) on any note when due;

•	our failure to exchange any note into Essex common shares (or cash or a combination of Essex common shares and cash, if we so elect) as required by the indenture;

•
our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

Modification

The trustee and we may amend the indenture or the notes with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, the consent of the holder of each outstanding note affected is required to:

•	impair or adversely affect the manner of calculation or rate of accrual of interest (including additional interest) on the note or change the time of payment thereof;

•	make the note payable in money or securities other than that stated in the note;

•	change the stated maturity of the note;

•	reduce the principal amount, redemption price, repurchase price or fundamental change repurchase price with respect to the note;

•	make any change that impairs or adversely affects the rights of a holder to exchange the note;

•	make any change that impairs or adversely affects the right to require us to repurchase the note;

•	impair the right to institute suit for the enforcement of any payment with respect to the note or with respect to exchange of the note;

•	change our obligation to redeem any notes called for redemption on a redemption date in a manner adverse to the holders;

•	change our obligation to maintain an office or agency in New York City;

•	make the notes subordinate in right of payment to any other indebtedness;

•	reduce the percentage in aggregate principal amount of notes outstanding required to modify or amend the indenture; or

•	modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture.

Without the consent of any holder of notes, the trustee and we may amend the indenture:

•	to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

•
to provide for exchange right of holders of notes if any reclassification or change of Essex common shares or any consolidation, merger or sale of all or substantially all of the property or assets of the Operating Partnership or Essex occurs;

•	to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•	to secure our obligations in respect of the notes;

•	to add guarantees;

•	to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

•	to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

•
to cure any ambiguity, omission, defect or inconsistency in the indenture or make any other provision with respect to matters or questions arising under the indenture which we may deem necessary or desirable and which shall not be inconsistent with provisions of the indenture; provided that such modification or amendment does not, in the good faith opinion of Essex’s board of directors, adversely affect the interests of the holders of notes in any material respect;

•
to add or modify any provision with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of the notes in any material respect; or

•	to make any change to the indenture to conform the terms thereof to this prospectus.

The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all the holders of all notes waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture.

Rule 144A Information

If at any time we or Essex are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying Essex common shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act of 1933 to facilitate the resale of those notes or shares pursuant to Rule 144A.

Reports to Trustee

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we or Essex were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if we or Essex were required to file such reports.

Discharge of Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the exchange agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, or any repurchase date, or a fundamental change repurchase date, or upon exchange or otherwise, cash or Essex common shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium, if any, or accrued and unpaid interest or additional interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in New York City, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the law of the State of New York.

Trustee

Wells Fargo Bank, N.A. is the trustee, registrar, exchange agent, bid solicitation agent and paying agent.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

The notes have been issued in the form of one or more fully-registered global notes in book-entry form, which have been deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If with respect to a particular series of notes, (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an event of default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC is acting as securities depositary for the notes. The notes have been issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Fully registered global notes have been issued for all of the principal amount of the notes.

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the exchange agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the exchange agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the exchange agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

None of us, Essex, the underwriter or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

We, Essex and the initial purchasers have entered into a registration rights agreement. Pursuant to the registration rights agreement, we and Essex agreed:

•
to file with the SEC, by the 90th day after the date we first issued the notes, a shelf registration statement to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the shelf registration statement;

•
to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act, as promptly as practicable but in any event by the 180th day after the date we first issued the notes; and

•	to use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act, until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 30 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to such any period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension.

In addition, if we and Essex deem it necessary to file a post-effective amendment to the registration statement in order to make changes to the information in the prospectus regarding the selling holders or the plan of distribution, we and Essex may suspend sales under the registration statement until the date on which the post-effective amendment is declared effective by the SEC; provided, however, that any days in any such suspension period shall count towards the 30 and 90 day periods referred to in the previous paragraph.

“Registrable securities” means each note and any Essex common share delivered upon exchange of the notes until the earlier of:

•	the date the note or any such Essex common share has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; and

•	the date when the note or any such Essex common share is eligible for sale pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect.

Holders of registrable securities must deliver a notice and complete a questionnaire to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. The form of notice and questionnaire to be used for this purpose is available upon request from us. Any holder that does not duly complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in the shelf registration statement and will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement. We cannot assure you that we will be able to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement may limit a holder’s ability to sell its registrable securities or may adversely affect the price at which it may sell its registrable securities.

If:

•	the shelf registration statement is not filed with the SEC by the 90th day after the first issue date of the notes;

•	the shelf registration statement has not been declared effective under the Securities Act by the 180th day after the first issue date of the notes;

•
a holder supplies the questionnaire described below after the effective date of the shelf registration statement, and we and Essex fail to supplement or amend the shelf registration statement, or file a new registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•
the shelf registration statement is filed and has been declared effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a posteffective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus regarding the selling security holders or the plan of distribution, and (1) we and Essex do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of such suspension period) by a posteffective amendment, prospectus supplement or report filed pursuant to the Exchange Act, or (2) if applicable, we and Essex do not terminate the suspension period, described in the preceding paragraphs, by the 30th or 60th day or (3) if suspension periods exceed an aggregate of 90 days in any 360-day period; or

•
we and Essex fail to name as a selling securityholder, in the shelf registration statement or any amendment to the shelf registration statement, at the time it becomes effective under the Securities Act, or in any prospectus relating to the shelf registration statement, at the time we and Essex file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder, then we will pay additional interest to each holder of notes who has provided to us the required selling security holder information. We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•	an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and

•	an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been exchanged for Essex common shares. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on May 1 and November 1 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding April 15 and October 15, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we and Essex must keep the shelf registration statement effective under the Securities Act, or on any security that ceases to be a registrable security.

However, we will remain liable for any previously accrued additional interest. Other than our and Essex’s obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

We and Essex agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the initial shelf registration statement by release through a reputable national newswire service. A holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date the initial shelf registration statement becomes effective will not be named as a selling securityholder in the shelf registration statement when it becomes effective and will not able to use the shelf registration statement to resell registrable securities. However, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to the prospectus relating to the shelf registration statement or, if required, file a posteffective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if we and Essex receive the questionnaire during a suspension period, or we and Essex initiate a suspension period within five business days after we receive the questionnaire, then we will, except as described below, make the filing within ten business days after the end of the suspension period. We and Essex will not be required to file more than three such amendments or supplements for all holders during a fiscal quarter. If we and Essex file a posteffective amendment or a new registration statement, then we and Essex will use our and their reasonable best efforts to cause the post-effective amendment or new registration statement to be declared effective under the Securities Act, as promptly as practicable, but in any event by the 30th day in the case of a post-effective amendment and the 60th day in the case of a new registration statement, after the date the registration rights agreement requires us to file the posteffective amendment or new registration statement, as applicable.

If a holder does not deliver a duly completed questionnaire on or before the tenth business day before the effective date of the original shelf registration statement, the holder could experience significant additional delay. We strongly encourage holders to submit a completed questionnaire as promptly as possible following completion of this offering and prior to effectiveness of the shelf registration statement. To the extent that any holder of registrable securities identified in the shelf registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

The specific provisions relating to the registration described above are contained in the registration rights agreement that we entered into. This summary of the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement.

This prospectus is part of the shelf registration statement filed pursuant to the terms of the registration rights agreement.

 DESCRIPTION OF CAPITAL STOCK

General

As of September 30, 2005, the total number of shares of all classes of capital stock that Essex had authority to issue was 1,000,000,000 shares, consisting of 655,682,178 Essex common shares of common stock, par value $0.0001 per share, 14,317,822 shares of preferred stock, par value $0.0001 per share, and 330,000,000 shares of excess stock.

As of September 30, 2005, there were 23,139,876 Essex common shares issued and outstanding. Up to 1,375,400 shares of common stock have been reserved for issuance under Essex Property Trust, Inc. 1994 Stock Incentive Plan and up to 406,500 shares of common stock have been reserved for issuance under Essex Property Trust, Inc. 1994 Employee Stock Purchase Plan. In addition, as of September 30, 2005, an aggregate of 2,299,361 shares of common stock may be issued upon the exchange of outstanding limited partnership interests in the Operating Partnership and an additional 119,786 shares of common stock would be issuable in exchange for non-forfeitable Series Z and Z-1 Incentive Units in the Operating Partnership, subject to meeting certain requirements with respect to the Series Z and Z-1 Incentive Units program. In addition, certain partners in limited partnerships in which the Operating Partnership has invested, have the right to have their limited partnership interests in such partnership redeemed for cash or, at our option, for an aggregate of 1,303,051 shares of common stock. In addition, as of September 30, 2005, there were 1,000,000 shares of Essex’s 7.8125% Series F Cumulative Preferred Stock issued and outstanding.

Common Stock of Essex Property Trust

The following description of the Essex common shares sets forth certain general terms and provisions of the common stock. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of Essex’s charter and its bylaws. The common stock is listed on the New York Stock Exchange under the symbol “ESS.” Computershare Investor Services, LLC is Essex’s transfer agent.

The holders of the outstanding common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors. The charter provides that shares of common stock do not have cumulative voting rights.

Subject to the preferential rights of any outstanding series of capital stock, the holders of common stock are entitled to such distributions as may be declared from time to time by the board of directors of Essex from funds available for distribution to such holders. Essex currently pays regular quarterly dividends to holders of common stock out of funds legally available for distribution when, and if, declared by Essex’s board of directors.

In the event of a liquidation, dissolution or winding up of Essex, the holders of common stock are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of liquidation preferences and accrued dividends, if any, on any series of capital stock that has a liquidation preference. The rights of holders of common stock are subject to the rights and preferences established by the Board of Directors for any capital stock that may subsequently be issued by Essex.

Essex is required to seek certain information from all persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than a certain percentage of our outstanding stock. Stockholders who do not provide us with the information requested are required to submit such information with their U.S. federal income tax returns. See “Material U.S. Federal Income Tax Considerations — Taxation of Essex as a REIT — Requirements for Qualification.”

Restrictions on Transfer

In order for Essex to qualify as a REIT under the Internal Revenue Code, among other requirements (see ‘‘Material U.S. Federal Income Tax Considerations — Taxation of Essex as a REIT — Requirements for Qualification’’), no more than 50% of the value of the outstanding shares of its stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. In addition, the Essex stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than its first year as a REIT) or during a proportionate part of a shorter taxable year.

Because it is essential for Essex to continue to qualify as a REIT, its charter, subject to certain exceptions, provides an “ownership limit” under which no stockholder, other than George M. Marcus or his wife and children, trusts for the benefit of his descendants and, in the case of his death, his heirs (collectively, the “Successors”), may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6.0% of the value of the issued and outstanding shares of Essex stock. However, the ownership limit provisions provide that a qualified trust, as defined in the charter, generally may own up to 9.9% of the value of the outstanding shares of Essex stock. If George M. Marcus or the Successors convert his or their limited partnership interests in the Operating Partnership into shares of common stock, he may exceed the ownership limit. The ownership limit provisions therefore provides that George M. Marcus or the Successors may acquire additional shares (up to 25% of the value of the outstanding shares of Essex common stock) pursuant to conversion rights or from other sources so long as the acquisition does not result in the five largest beneficial owners of Essex common stock holding more than 50% of the value of the outstanding shares of Essex stock. The Board of Directors may also exempt a stockholder from the ownership limit if it received satisfactory evidence that such stockholder’s ownership of shares in excess of the ownership limit will not jeopardize Essex’s status as a REIT. There can be no assurance, however, that such an exemption will be granted. As a condition to providing such an exemption, the Board of Directors must receive an opinion of counsel and representations and agreements from the applicant with respect to preserving Essex’s REIT status. However, the Board of Directors cannot grant an exemption to the ownership limit if the applicant would own more than 25% of the value of the outstanding shares of Essex stock, unless, in addition to the foregoing, the Board of Directors receives a ruling from the Internal Revenue Service to the effect that such an exemption will not jeopardize Essex’s status as a REIT. The Board of Directors may also increase the ownership limit to a maximum of 9.9% and, in connection therewith, require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to preserve Essex’s REIT status. If the Board of Directors and Essex’s stockholders determine that it is no longer in its best interests to attempt to qualify, or to continue to qualify, as a REIT, the ownership limit provisions of the Essex charter can be terminated.

If a stockholder attempts to transfer shares of Essex stock that would (i) create a direct ownership of Essex’s shares in excess of the ownership limit absent a Board exemption, (ii) result in the ownership of Essex by fewer than 100 persons or (iii) result in the ownership of more than 50% of the value of Essex’s stock, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code, the transfer shall be null and void, and the intended transferee will acquire no rights to the shares. In addition, such shares of Essex stock will automatically be exchanged for shares of “excess stock.” Shares of Essex’s outstanding stock will also be so exchanged if, as a result of a change in Essex’s capital structure, such shares violate any of the foregoing limitations. All excess stock will be automatically transferred, without action by the purported holder, to a person who is unaffiliated with Essex or the intended transferee, as trustee for the exclusive benefit of one or more organizations described in Sections 170(b), 170(c) or 501(c)(3) of the Internal Revenue Code as charitable beneficiary and designated by resolution of the Board of Directors. Such shares of excess stock held in trust are considered issued and outstanding shares of Essex stock. In general, the trustee of such shares is deemed to own the shares of excess stock held in trust for the exclusive benefit of the charitable beneficiary on the day prior to the date of the purported transfer or change in capital structure which resulted in the automatic transfer.

Even if the provisions of the Internal Revenue Code regarding REITs are changed to eliminate any ownership concentration limitation or increase the limitation, the ownership limitations in the Essex charter will not be automatically eliminated or modified. Except as described above, any change to such limitations would require an amendment to the Essex charter, which in turn would require the affirmative vote of holders owning a majority of the outstanding shares of Essex common stock. In addition to preserving Essex’s status as a REIT, the ownership limit provisions in the Essex charter may have the effect of precluding an acquisition of Essex’s control without the approval of the Board of Directors.

All certificates representing shares of Essex’s equity stock will bear a legend referring to the restrictions described above.

Stockholder Rights Plan

On October 13, 1998, the Board of Directors adopted a Stockholder Rights Plan and declared a dividend distribution of one “Right” for each outstanding share of its common stock to stockholders of record at the close of business on November 21, 1998, and authorized the issuance of one Right with each share of common stock issued thereafter. Each Right entitles the registered holder to purchase from Essex one one-hundredth of a share (a “Unit”) of Series A Junior Participating Preferred Stock at a purchase price of $99.13 per Unit, subject to adjustment. In certain circumstances the Rights will entitle holders to purchase shares of common stock or the common stock of an Acquiring Person (as defined below). The description and terms of the Rights are set forth in a Rights Agreement between Essex and BankBoston, N.A., as Rights Agent, dated as of November 11, 1998, and as amended December 13, 2000 and February 28, 2002.

The Rights will separate from the common stock and the “Distribution Date” will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of common stock (unless such person is or becomes the beneficial owner of 15% or more of Essex’s outstanding common stock and had a contractual right or the approval of Essex’s Board of Directors; provided that such percentage shall not be greater than nineteen and nine-tenths percent (19.9%)) (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Essex, or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Certain persons, including Essex and its subsidiaries are exempt from the definition of Acquiring Person.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 11, 2008 unless earlier redeemed or exchanged by Essex or terminated pursuant to a merger or other acquisition transaction involving Essex approved by Essex’s Board of Directors. In general, at any time until ten (10) days following the Stock Acquisition Date, a majority of the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (subject to adjustment in certain events); provided, however, that the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, the qualification and taxation of Essex as a REIT, and the ownership and disposition of the Essex common shares for which the notes may be exchanged, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), U.S. Treasury regulations, administrative interpretations and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not assert, and that a court will not sustain, a position contrary to any of the tax consequences described below.

This summary deals only with notes and Essex common shares held as “capital assets” (within the meaning of Section 1221 of the Internal Revenue Code) and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Internal Revenue Code, persons that will hold notes as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Internal Revenue Code and, except as expressly indicated below, tax-exempt organizations.

In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of notes or of Essex common shares received in exchange for a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of notes or Essex common shares.

Investors considering the purchase of notes should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

As used herein, the term “U.S. holder” means any beneficial owner of a note, or of Essex common shares received in exchange for a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. persons under applicable U.S. Treasury Regulations. As used herein, the term “non-U.S. holder” means a beneficial owner of a note, or Essex common shares received in exchange for a note, that is not a U.S. holder.

  U.S. Holders of the Notes

Stated Interest

Payments of stated interest on a note, including “qualified stated interest” (as defined below), generally will be taxable to a U.S. holder as ordinary income at the time such payments are accrued or are received, in accordance with the U.S. holder’s regular method of tax accounting.

Original Issue Discount

The notes were issued with original issue discount (“OID”) for federal income tax purposes. The amount of OID on a note equals the excess of the “stated redemption price at maturity” of the note over its “issue price.” Generally, the “issue price” of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments to be made under the note other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments) and, in this case, is expected to equal the principal amount of the note.

Each U.S. holder must include in income for a given taxable year the daily portion of the OID that accrues on the note for each day during the taxable year on which such U.S. holder holds the note. Thus, a U.S. holder of a note would be required to include amounts in income in advance of the receipt of cash to which the OID is attributable. A daily portion of OID is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued during such period. Applicable U.S. Treasury regulations permit a holder to use accrual periods of any length from one day to one year to compute accruals of OID, provided that the yield to maturity is adjusted to reflect the yield period selected, and further provided that each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

The amount of OID that accrues with respect to any accrual period is the product of the note’s “adjusted issue price” at the beginning of the accrual period and the note’s “yield to maturity” less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of each note at the start of any accrual period equals the sum of the issue price of such note and the aggregate amount of previously accrued OID, less any prior payments on the note other than payments of qualified stated interest. The yield to maturity of the notes generally is the discount rate that, when applied to all payments to be made on the notes, produces a present value equal to the issue price of the notes. For this purpose, the maturity of a note will be treated as November 1, 2010, the first date on which holders can require us to repurchase the notes for cash. If in fact a holder does not require us to repurchase a note for cash on such date, solely for purposes of calculating OID the note would be treated as if it were redeemed, and a new note were issued, on such date for an amount equal to the adjusted issue price of the notes on that date.

Additional Payments

If the amount or timing of any additional payments on a note is contingent, the note could be subject to special rules that apply to contingent payment debt instruments. These rules generally require a holder to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, conversion or retirement of a note before the resolution of the contingencies. In certain circumstances, holders of our notes could receive payments in excess of stated principal or interest. If we do not comply with our obligations under the registration rights agreement, such noncompliance may result in the payment of predetermined additional interest in the manner described in the section “Description of the Notes — Registration Rights; Additional Interest.” In addition, we may be required to adjust the exchange rate in connection with certain fundamental changes, as described in “Description of the Notes —Exchange Rate Adjustments — Exchange Rate Adjustment Upon Certain Fundamental Changes.” We intend to take the position for U.S. federal income tax purposes that the possibility of such payment or such adjustment should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments. Instead, we intend to take the position that any payments of additional interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting, and that any additional consideration resulting from a fundamental change adjustment to the exchange rate should be taken into account upon an exchange of the notes. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments or adjustment to the exchange rate will be made is a “remote” or “incidental” contingency within the meaning of applicable U.S. Treasury regulations. Our position in this regard is binding on a holder unless the holder discloses a contrary position to the IRS. However, this position is not binding on the IRS and the IRS may take a contrary position from that described above, which could affect the timing and character of both income from the notes and our deduction with respect to the potential additional payments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Market Discount

If a U.S. holder purchases a note after original issue for an amount that is less than its stated redemption price at maturity, such U.S. holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a de minimis amount (1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. holder acquires the note).

Under the market discount rules, a U.S. holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. If a U.S. holder disposes of a note with market discount in certain otherwise non-taxable transactions, the U.S. holder must include accrued market discount as ordinary income as if the U.S. holder had sold the note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Amortizable Bond Premium

If a U.S. holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. holder will be considered to have purchased the debt instrument with “amortizable bond premium,” generally equal in amount to such excess. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. holder’s “adjusted acquisition price,” which is an amount equal to the U.S. holder’s basis in the debt instrument (as determined under the applicable U.S. Treasury regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

A U.S. holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable U.S. Treasury regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. holder as a bond premium deduction.

The bond premium deduction for each accrual period is limited to the amount by which the U.S. holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method

All U.S. holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

  Disposition of the Notes

Upon the sale, exchange (including an exchange for cash and any Essex common shares), redemption, repurchase, retirement or other disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property (including Essex common shares) received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder (i) increased by any accrued OID and market discount the U.S. holder has included in income and (ii) decreased by (A) the amount of any payments, other than qualified stated interest payments, received, and (B) amortizable bond premium taken, with respect to such note. Any gain or loss recognized on such a disposition of a note will be capital gain or loss (except, in the case of gain, to the extent of accrued market discount not previously included in income, which will be treated as ordinary income) and will generally be long term capital gain or loss if the note has been held for more than one year at the time of the disposition. The maximum tax rate on long-term capital gains to non-corporate U.S. holders is generally 15% (for taxable years through December 31, 2008). The deductibility of capital losses may be subject to limitations.

Upon the exchange of a note for cash and Essex common shares, if any, a U.S. holder will have a tax basis in any Essex common shares received equal to the fair market value of such Essex common shares at the time of the exchange. The U.S. holder’s holding period for any Essex common shares received upon an exchange of notes will begin on the date immediately following the date of such exchange.

Adjustments to Exchange Rate

The exchange rate is subject to adjustment under specified circumstances. Although it is not clear how or to what extent Section 305 of the Internal Revenue Code and the applicable U.S. Treasury regulations would apply to the notes because the notes are issued by the Operating Partnership, rather than by Essex, it is possible that the IRS would seek to apply Section 305 to the notes. If Section 305 were applicable, a holder of notes would, in certain circumstances, be deemed to have received a distribution of Essex common shares if and to the extent that the exchange rate is adjusted, which could result in ordinary income to the extent of Essex’s current and accumulated earnings and profits. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution of Essex common shares. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to Essex’s shareholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from Essex, even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from Essex are described below under “Investment in Essex Common Shares — Taxation of Taxable U.S. Holders” and “Investment in Essex Common Shares — Taxation of Tax-Exempt U.S. Holders.”

Even if an adjustment to the exchange rate were not to result in a taxable constructive distribution to a holder of notes under Section 305 because the notes are issued by the Operating Partnership rather than Essex, it is possible that the IRS could assert that, under principles similar to those of Section 305, a holder should recognize taxable income, which might be considered interest, and that you should include such amount in income upon the adjustment to the exchange rate or, alternatively, accrue such amount into income prior to such adjustment.

Non-U.S. Holders of the Notes

The rules governing the U.S. federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules. The following discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” and “passive foreign investment companies.” Non-U.S. holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

For purposes of the following discussion, income and gain on the sale, exchange or other disposition of a note will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business and (ii) in the case of a non-U.S. holder eligible for the benefits of an applicable U.S. bilateral income tax treaty, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

Current Income

A non-U.S. holder generally will not be subject to U.S. tax on payments on the note (other than proceeds from a disposition of a note, as discussed below) provided that (i) the non-U.S. holder does not actually or constructively own a 10% or greater interest in capital or profits of the Operating Partnership, within the meaning of Section 871(h)(3) of the Internal Revenue Code, and is not a “controlled foreign corporation” with respect to which the Operating Partnership is a “related person” within the meaning of Section 864(d)(4) of the Internal Revenue Code, and (ii) the non-U.S. holder provides a qualifying statement that the owner is not a U.S. person and the withholding agent does not have actual knowledge or reason to know otherwise. To satisfy the qualifying statement requirement referred to in (ii) above, the beneficial owner of a note must provide a properly executed Form W-8BEN (or appropriate substitute form) prior to the receipt of payments on the note.

If a non-U.S. holder does not satisfy the above requirements, the gross amount of payments on the note that are not U.S. trade or business income will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will instead be taxed at regular graduated U.S. income tax rates. In the case of a non-U.S. holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty reduced) rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the receipt of payments on the note. In addition, a non-U.S. holder may, under certain circumstances, be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided for payments through qualified intermediaries. A non-U.S. holder of a note that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for a refund with the IRS.

Disposition of the Notes

Any gain realized on the sale, redemption, exchange, repurchase (including an exchange for cash and any Essex common shares), retirement or other taxable disposition of a note by a non-U.S. holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described in the preceding section captioned “Current Income”) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, (ii) in the case of a foreign individual, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA.

Although the applicable rules are not entirely clear, we intend to take the position that the notes constitute “U.S. real property interests” and, accordingly, that U.S. federal withholding tax applies under FIRPTA to any redemption, repurchase or exchange of the notes (including an exchange of a note for cash and Essex common shares). Therefore, we intend to withhold 10% of any amounts payable on the redemption, repurchase or exchange by us of a note (including an exchange of a note for cash and any Essex common shares). Further, any other sale or disposition of a note may be subject to federal income tax withholding.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or exchange of a note for Essex common shares is exempt from U.S. federal income tax under FIRPTA if (i) the Essex common shares are part of a class of stock that is regularly traded on an established securities market and you held notes that, on the date of their acquisition, had a fair market value of five percent or less of the fair market value of the Essex common shares, or (ii) Essex is a domestically-controlled REIT. Essex will be a domestically-controlled REIT if at all times during a specified testing period it is a REIT and less than 50% in value of Essex’s shares is held directly or indirectly by non-U.S. persons. Essex believes that it currently is a domestically-controlled REIT, but because its common stock is publicly traded, there can be no assurance that it in fact is qualified or will continue to qualify as a domestically-controlled REIT. If a sale, redemption, repurchase or exchange of a note for Essex common shares is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to you may be refunded or credited against your federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.

Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder whose gain or with respect to a note is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder will generally be subject to U.S. federal income tax on the gain at regular U.S. federal income tax rates, as if the holder were a U.S. person. In the case of a non-U.S. holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty-reduced) rate.

Adjustments to Exchange Rate

The exchange rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution or additional interest payment to non-U.S. holders of the notes. See “— U.S. Holders of Notes — Adjustments to Exchange Rate” above. In such case, the deemed distribution or additional interest payment would be subject to the rules described below under “Investment in Essex Common Shares — Taxation of Non-U.S. Holders” or under “Non-U.S. Holders of the Notes — Current Income” above.

In the case of a deemed distribution or additional interest payment, because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution or payment against cash payments of interest or from cash or shares of Essex common shares otherwise deliverable to a holder upon an exchange of notes or a redemption or repurchase of a note.

Information Reporting and Backup Withholding

Payments of interest and other current income made by us on, and the proceeds of the sale or other disposition (including a redemption) of, the notes may be subject to information reporting and U.S. federal backup withholding tax at the current rate of 28% if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld under the backup withholding rules is allowable as a credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

Taxation of Essex as a REIT

The following discussion describes the material U.S. federal income tax considerations relating to the qualification and taxation of Essex as a REIT, Essex’s investment in entities treated as partnerships for U.S. federal income tax purposes and the ownership and disposition of Essex common shares.

 For purposes of the discussion in this section “Taxation of Essex as a REIT” and below in “Investment in Essex Common Shares,” references to “we, “us” or “our” refer to Essex Property Trust, Inc., and not to Essex Portfolio, L.P., except as otherwise indicated. Because this is a summary that is intended to address only material U.S. federal income tax consequences generally relevant to all stockholders relating to the ownership and disposition of our common shares, it may not contain all the information that may be important to you. This discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership, and disposition of our common shares and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition, and election, and regarding potential changes in applicable tax laws.

General

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 1994. We believe that we have been organized and operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code. Qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code discussed below. Although we intend to continue to operate to satisfy such requirements, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. See “— Failure to Qualify.”

The provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and other U.S. federal income tax laws relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the laws that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and U.S. Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus. In connection with this filing, Morrison & Foerster LLP will opine that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years beginning with the taxable year ended December 31, 1994 through our taxable year ended December 31, 2005, and if we continue to be organized and operated after December 31, 2005 in the same manner as we have prior to that date, we will continue to qualify as a REIT. The opinion of Morrison & Foerster LLP will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See “— Failure to Qualify.”

In brief, if certain detailed conditions imposed by the REIT provisions of the Internal Revenue Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations under current law.

If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation, and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four taxable years. See “--- Failure to Qualify” below.

REIT Taxation

In any year in which we qualify as a REIT, in general, we will not be subject to U.S. federal income tax on that portion of our net income that we distribute to stockholders, except as follows:

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First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.)

•	Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

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Third, if we have (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

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Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than property held for at least four years, foreclosure property, and property involuntarily converted), such income will be subject to a 100% penalty tax.

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Fifth, as discussed in detail below, if we should fail to satisfy the gross income tests or the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we ordinarily will be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

•
Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

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Seventh, if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

•	Eighth, we may be subject to an excise tax if our dealings with our taxable REIT subsidiaries, defined below, are not at arm’s length.

•	Finally, any earnings we derive through a taxable REIT subsidiary will effectively be subject to a corporate-level tax.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code, at any time during the last half of each taxable year; and (7) which meets certain other tests, described below, regarding the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Internal Revenue Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy conditions (5) and (6) above. In order to ensure compliance with the ownership tests described above, we also have certain restrictions on the transfer of our stock to prevent further concentration of stock ownership. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of our stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with his federal income tax returns a similar statement disclosing the actual ownership of our stock and certain other information. In addition, our charter restricts the transfer of our shares in order to assist in satisfying the share ownership requirements. See “Description of Common Stock — Restrictions on Transfer.”

Although we intend to satisfy the shareholder demand letter rules described in the preceding paragraph, our failure to satisfy these requirements will not result in our disqualification as a REIT but may result in the imposition of Internal Revenue Service penalties against us.

We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. Certain of our corporate subsidiaries will be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and we and the subsidiary do not jointly elect to treat it as a “taxable REIT subsidiary” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus the subsidiaries in which we own a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests, described below under “— Asset Tests.”

In the case of a REIT that is a partner in a partnership, U.S. Treasury regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of the gross income tests and the asset tests, described below. Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as our assets, liabilities and items of income for purposes of applying the requirements described below. See “— Investments in Partnerships.”

Asset Tests

At the close of each quarter of our taxable year, we generally must satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us). Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer, (2) 10% of the outstanding voting securities of any one issuer, or (3) 10% of the value of the outstanding securities of any one issuer. Third, not more than 20% of the total value of our assets can be represented by securities of one or more “taxable REIT subsidiaries” (described below). Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for any of a number of exceptions applicable, for example, to “straight debt,” as specially defined for this purpose, to certain debt issued by partnerships, and to certain other debt that is not considered to be abusive and that presents minimal opportunity to share in the business profits of the issuer. Beginning in 2005, solely for purposes of the 10% value test, a REIT’s interest in the assets of a partnership will be based upon the REIT’s proportionate interest in any securities issued by the partnership (including, for this purpose, the REIT’s interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the “straight debt” or other exceptions described above), valuing any debt instrument at its adjusted issue price.

We and a corporation in which we own stock may make a joint election for such subsidiary to be treated as a “taxable REIT subsidiary.” A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. The securities of a taxable REIT subsidiary are not subject to the 5% asset test and the 10% vote and value tests described above. Instead, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The rules regarding taxable REIT subsidiaries contain provisions generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans to or rental, service or other agreements with its taxable REIT subsidiary are determined not to be on arm’s length terms. No assurances can be given that Essex’s loans to or rental, service or other agreements with its taxable REIT subsidiary will be on arm’s length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our stockholders during that year as “qualified dividend income” eligible to be taxed at reduced rates to noncorporate recipients. See “--Taxation of Taxable U.S. Holders.”

We have made elections to treat several of our corporate subsidiaries as taxable REIT subsidiaries. We believe that the value of the securities we hold of our taxable REIT subsidiaries does not and will not represent more than 20% of our total assets, and that all transactions between us and our taxable REIT subsidiaries are conducted on arm’s length terms. In addition, we believe that the amount of our assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of our total assets and will satisfy the 5% and both 10% asset tests.

Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests generally within six months after the last day of the quarter in which we identify the failure.

In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with the Internal Revenue Service describing each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests generally within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the earlier of the date we dispose of such assets and the end of the quarter in which we come into compliance with the asset tests.

Gross Income Tests

We must satisfy two separate percentage tests relating to the sources of our gross income for each taxable year. For purposes of these tests, where we invest in a partnership, we will be treated as receiving our pro rata share based on our capital interest in the partnership of the gross income and loss of the partnership, and the gross income of the partnership will retain the same character in our hands as it has in the hands of the partnership. See “— Investments in Partnerships” below.

The 75% Test

At least 75% of our gross income for a taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”); (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”); (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us.

Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if we, or an owner of 10% or more of our equity securities, directly or constructively owns (i) in the case of any tenant that is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant; or (ii) in the case of any tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (a “related party tenant”), unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% test and 95% test (described below) if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. The “independent contractor” or taxable REIT subsidiary requirement, however, does not apply to the extent that the services provided by us are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Internal Revenue Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.

In general, if a REIT provides impermissible services to its tenants, all of the rent from that property will be disqualified from satisfying the 75% test and 95% test (described below). However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.

We do not receive any rent that is based on the income or profits of any person. In addition, we do not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, we believe that any personal property rented in connection with our apartment facilities is well within the 15% restriction. Finally, we do not believe that we provide services, other than within the 1% de minimis exception described above, to our tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary. Essex does not intend to rent to any related party, to base any rent on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales), or to charge rents that would otherwise not qualify as rents from real property.

The 95% Test

In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not (except with respect to dividends from a REIT) for purposes of the 75% test. For purposes of determining whether we comply with the 75% and 95% tests, gross income does not include income from “prohibited transactions” (discussed below).

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate or other swaps, caps and floors, or options to purchase such items, and futures and forward contracts. Through the end of our 2004 tax year, to the extent the we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Beginning in 2005, to the extent a transaction meets certain identification requirements and hedges any indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including interest rate hedges as well as other types of hedges, any income or gain from the disposition of such a hedging transaction will be disregarded in applying the 95% gross income test, but will continue to be taken into account as nonqualifying income for purposes of the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Our investment in apartment communities generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of our interest in a partnership generally will be qualifying income for purposes of the 75% and 95% gross income tests. We anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.

Even if we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to comply was due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the Internal Revenue Service. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we will still be subject to a special tax upon the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% (95% for 2005 and later taxable years) of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount equal to at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income over 5% of our REIT taxable income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.) Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

We believe that we have made timely distributions sufficient to satisfy the annual distribution requirements. It is possible that in the future we may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, will borrow funds or issue preferred or common stock to satisfy the distribution requirement. We may be required to borrow funds at times when market conditions are not favorable.

If we fail to meet the distribution requirements as a result of an adjustment to our tax return by the Internal Revenue Service or we determine that we understated our income on a filed return, we may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.

Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

Certain Loss Limitations

The American Jobs Creation Act of 2004, or the 2004 Act, added Section 470 to the Internal Revenue Code, which provides certain limitations on the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners such as the Operating Partnership. Currently, it is unclear how the transition rules and effective dates set forth in the 2004 Act will apply to entities such as the Operating Partnership. However, the IRS issued a notice stating that it will not apply Section 470 to partnerships for taxable years beginning before January 1, 2006 based solely on the fact that a partnership had both taxable and tax-exempt partners. It is important to note that this notice provides relief for the Operating Partnership’s taxable year ending December 31, 2005 only. Accordingly, commencing with our taxable year beginning January 1, 2006, unless Congress passes corrective legislation which addresses this issue or some other form of relief, certain losses generated with respect to properties owned by the Operating Partnership may be disallowed until future years. This could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to our stockholders that are taxable as dividends.

Prohibited Transaction Rules

A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business (a “prohibited transaction”). Under a safe harbor provision in the Internal Revenue Code, however, income from certain sales of real property held by the REIT for at least four years at the time of the disposition will not be treated as income from a prohibited transaction. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Although we will attempt to ensure that none of our sales of property will constitute a prohibited transaction, we cannot assure you that none of such sales will be so treated.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction and noncorporate distributees may be eligible to treat the dividends as “qualified dividend income” taxable at capital gain rates. See “— Taxation of Taxable U.S. Holders.” Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Investments in Partnerships

General

We hold a direct ownership interest in the Operating Partnership. In general, partnerships are "pass- through" entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The allocation of partnership income or loss must comply with rules for allocating partnership income or loss under Section 704(b) of the Internal Revenue Code and U.S. Treasury regulations thereunder. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and U.S. Treasury regulations thereunder. We include our allocable share of items of partnership income, gain, loss deduction and credit in the computation of our REIT taxable income. Moreover, we include our proportionate share, based on our capital interest in a partnership, of the foregoing partnership items for purposes of the various REIT income tests. See "--Taxation of Essex" and "--Gross Income Tests." Any resultant increase in our REIT taxable income increases our distribution requirements, but is not subject to U.S. federal income tax in our hands provided that such income is distributed to our stockholders. See "--Annual Distribution Requirements." In addition, for purposes of the REIT asset tests, we include our proportionate share, generally based on our capital interest in assets held by the partnerships. See "--Asset Tests."

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of our properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership has property subject to book-tax differences.

Consequently, the partnership agreement of the Operating Partnership requires such allocations to be made in a manner consistent with Section 704(c) of the Internal Revenue Code. In general, the partners who contributed appreciated assets to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Internal Revenue Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership can be expected to cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” In addition, the application of Section 704(c) of the Internal Revenue Code is not entirely clear and may be affected by authority that may be promulgated in the future.

Investment in Essex Common Shares

The following summary describes certain U.S. federal income tax consequences relating to the purchase, ownership, and disposition of Essex common shares as of the date hereof.

Taxation of Taxable U.S. Holders

As long as we qualify as a REIT, distributions made to our taxable U.S. holders out of current or accumulated earnings and profits (and not designated as capital gain dividends or “qualified dividend income”) will be taken into account by them as ordinary income and U.S. holders that are corporations will not be entitled to a dividends received deduction. “Qualified dividend income” of noncorporate taxpayers is currently taxed as net capital gain, thus reducing the maximum tax rate on such dividends to 15% for taxable years ending after December 31, 2002 and beginning before January 1, 2009.

In general, dividends paid by REITs are not eligible for the 15% tax rate on “qualified dividend income” and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as “qualified dividend income,” however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent such dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the U.S. holder, reducing the tax basis of a U.S. holder’s common shares by the amount of such distribution (but not below zero), with distributions in excess of the U.S. holder’s tax basis treated as proceeds from a sale of common shares, the tax treatment of which is described below. Distributions will generally be taxable, if at all, in the year of the distribution. However, any dividend declared by us in October, November or December of any year and payable to a U.S. holder who held our common shares on a specified record date in any such month shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

In general, distributions which are designated by us as capital gain dividends will be taxable to U.S. holders as gain from the sale of assets held for greater than one year, or “long-term term capital gain.” That treatment will apply regardless of the period for which a U.S. holder has held the common shares upon which the capital gain dividend is paid. However, corporate U.S. holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 15% for long-term capital gain attributable to sales or exchanges occurring on or after May 6, 2003. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our “unrecaptured Section 1250 gain.”

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. In such event, we would pay tax on such retained net long-term capital gains. In addition, to the extent designated by us, a U.S. holder generally would (1) include his proportionate share of such undistributed long-term capital gains in computing his long-term capital gains for his taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid the capital gains tax imposed on us on the designated amounts included in such U.S. holder’s long-term capital gains, (3) receive a credit or refund for such amount of tax deemed paid by the U.S. holder, (4) increase the adjusted basis of his common shares by the difference between the amount of such includable gains and the tax deemed to have been paid by him, and (5) in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations (which have not yet been issued).

Distributions made by us and gain arising from the sale or exchange by a U.S. holder of common shares will not be treated as passive activity income, and as a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses.

Disposition of Stock

Upon any taxable sale or other disposition of our common shares, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. holder’s adjusted basis in the common shares for tax purposes.

This gain or loss will be a capital gain or loss, and will be long-term capital gain or loss, respectively, if our common shares have been held for more than one year at the time of the disposition. Noncorporate U.S. holders are generally taxable at a current maximum rate of 15% on long-term capital gain. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would 86 apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. holders) to a portion of capital gain realized by a noncorporate U.S. holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. holders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common shares regardless of its holding period for the shares.

In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us required to be treated by such U.S. holder as long-term capital gain.

Information Reporting and Backup Withholding

Payments of dividends on our common shares and proceeds received upon the sale, redemption or other disposition of our shares may be subject to Internal Revenue Service information reporting and backup withholding tax. Payments to certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. holder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding tax if such holder:

•	fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number,

•	furnishes an incorrect taxpayer identification number,

•	is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends, or

•
fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. holder that it is subject to backup withholding.

A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, if any, and otherwise will be refundable, provided that the requisite procedures are followed. You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Taxation of Tax-Exempt U.S. Holders

Based upon a published ruling by the Internal Revenue Service, a distribution by us to, and gain upon a disposition of our common shares by, a U.S. holder that is a tax-exempt entity will not constitute “unrelated business taxable income” (“UBTI”) provided that the tax-exempt entity has not financed the acquisition of its common shares with “acquisition indebtedness” within the meaning of the Internal Revenue Code and the stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. However, for tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt U.S. holders should consult their own tax advisers concerning these “set aside” and reserve requirements.

Notwithstanding the preceding paragraph, however, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts if we are treated as a “pension-held REIT.” We believe that we are not, and we do not expect to become, a “pension-held REIT.” If we were to become a pension- held REIT, these rules generally would only apply to certain pension trusts that held more than 10% of our shares.

Taxation of Non-U.S. Holders

The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of our common shares applicable to non-U.S. holders of such shares. A “non-U.S. holder” is any person who or that is not a U.S. holder. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Distributions from the Company

Ordinary Dividends

The portion of dividends received by non-U.S. holders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. holder’s investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder).

Non-Dividend Distributions

Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. holder unless (1) a lower treaty rate applies and proper certification is provided or (2) the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder). However, the non- U.S. holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution made by us to a non-U.S. holder, to the extent attributable to gains (“USRPI Capital Gains”) from dispositions of United States Real Property Interests (“USRPIs”), will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and therefore will be subject to U.S. income tax at the rates applicable to U.S. holders, without regard to whether such distribution is designated as a capital gain dividend. (The properties owned by the Operating Partnership generally are USRPIs.) Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. holder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on our common shares, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. holder from the sale or exchange of a USRPI if (1) our common shares are regularly traded on an established securities market located in the United States and (2) the non-U.S. holder did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. holder, and the tax consequences to the non-U.S. holder will be as described above under “Ordinary Dividends.”

Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the non-U.S. holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain (except that a corporate non-U.S. holder may also be subject to the 30% branch profits tax), or (2) the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

We generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of our common shares while such shares are regularly traded on an established securities market. Instead, those amounts will be treated as described above under “Ordinary Dividends.”

Disposition of Stock

Unless our common shares constitutes a USRPI, a sale of such shares by a non-U.S. holder generally will not be subject to U.S. taxation unless (1) the investment in the common shares is effectively connected with the non-U.S. holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), or (2) the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present.

The common shares will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are, and we expect to continue to be, a domestically controlled REIT, and therefore that the sale of our common shares will not be subject to taxation under FIRPTA. Because our common shares will be publicly traded, however, no assurance can be given that we will continue to be a domestically controlled REIT.

Even if we do not constitute a domestically controlled REIT, a non-U.S. holder’s sale of our common shares generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the shares are “regularly traded” (as defined by applicable U.S. Treasury regulations) on an established securities market and (2) the selling non-U.S. holder held (taking into account constructive ownership rules) 5% or less of our outstanding common shares at all times during a specified testing period.

If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, the purchaser of the common shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Information Reporting and Backup Withholding

Backup withholding will apply to dividend payments made to a non-U.S. holder of our common shares unless the holder has certified that it is not a U.S. holder and the payor has no actual knowledge that the owner is not a non-U.S. holder. Information reporting generally will apply with respect to dividend payments even if certification is provided.

Payment of the proceeds from a disposition of our shares by a non-U.S. holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. holder or otherwise establishes an exemption. Generally, Internal Revenue Service information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker- dealer. If the proceeds from a disposition of our shares are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker- dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. holder satisfies certification requirements regarding its status as a non-U.S. holder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. holder.

A non-U.S. holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury regulations.

Dividend Reinvestment Program

Stockholders participating in our dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. See “--Investment in Essex Common Shares.” Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our shares received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on an investment in our common shares.

 SELLING SECURITYHOLDERS

We originally issued the notes to UBS Securities LLC and Bear Stearns & Co. Inc. in a private placement in October 2005 and, in connection with the closing of the related option to purchase additional notes in November 2005. The notes were immediately resold by the initial purchasers to persons reasonably believed by the initial purchasers to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and the Essex common shares into which the notes are exchangeable pursuant to this prospectus. Our registration of the notes and the Essex common shares issuable upon exchange of the notes does not necessarily mean that the selling securityholders will sell all or any of the notes or the Essex common shares. Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

The following table sets forth certain information concerning the principal amount of notes beneficially owned by each selling securityholder and the number of shares of Essex common shares that may be offered from time to time by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to January 25, 2006. The number of Essex common shares issuable upon exchange of the notes shown in the table below represents the maximum number of Essex common shares issuable upon exchange of the notes assuming exchange of the full amount of notes held by each holder at the initial exchange rate of 9.6852 Essex common shares per $1,000 principal amounts of the notes. This exchange rate is subject to adjustments in certain circumstances. Because the selling securityholders may offer all or some portion of the notes or Essex common shares issuable upon exchange of the notes, we have assumed for purposes of the table below that the named selling securityholders will sell all of the notes or exchange all of the notes and sell all of the Essex common shares issuable upon exchange of the notes offered pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary. Because the selling securityholders may offer all or some of their notes or the underlying Essex common shares from time to time, we cannot estimate the amount of notes or underlying Essex common shares that will be held by the selling securityholders upon the termination of any particular offering. See “Plan of Distribution” for further information.

To our knowledge, except as described below, the selling securityholders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them.
	Aggregate
	Principal			Other Essex
	Amount of		Number of	Common
	Notes		Essex	Shares Beneficially
	Beneficially		Common Shares	Owned Before the	Percentage of
	Owned That	Percentage of		Offering and Assumed	Essex
	May be	Notes	That May	to be Owned Following	Common Stock
Name*	Sold	Outstanding**	be Sold***	the Offering	Outstanding****

Accuity Master Fund, Ltd.	$3,000,000	1.33%	29,055	--	--
Basso Fund Ltd.	$150,000	--	1,452	--	--
Basso Holdings Ltd.	$1,900,000	--	18,401	--	--
Basso Multi-Strategy Holding Fund Ltd.	$450,000	--	4,358	--	--
Bear Stearns & Co. Inc.	$5,000,000	2.22%	48,426	--	--
BNP Paribas Arbitrage, S.A.	$2,000,000	--	19,370	--	--
CQS Convertible and Quantitative Strategies Master Fund Limited	$30,000,000	13.33%	290,556	--	1.24%
Eton Park Fund, L.P.	$5,250,000	2.33%	50,847	--	--
Eton Park Master Fund, Ltd.	$9,750,000	4.33%	94,430	--	--
FrontPoint Convertible Arbitrage Fund, L.P. (1)	$2,500,000	1.11%	24,213	--	--

Highbridge International LLC (2)	$10,000,000	4.44%	96,852	--	--
JMG Capital Partners, L.P.	$7,250,000	3.22%	70,217	--	--
JMG Triton Offshore Fund, Ltd.	$7,250,000	3.22%	70,217	--	--
Radcliffe SPC, Ltd., for and on behalf of, the Class A Convertible Crossover Segregated Portfolio	$13,000,000	5.78%	125,907	--	--
Ritchie Capital Structure Arbitrage Trading, Ltd.	$7,500,000	3.33%	72,639	--	--
UBS Securities LLC	$28,000,000	12.44%	271,185	--	1.16%
Vicis Capital Master Fund	$4,000,000	1.78%	38,740	--	--
All other holders of notes or future transferees of such holders*****	$88,000,000	39.11%	852,297	--	3.55%

TOTAL:	$225,000,000

* The selling securityholders identified with an asterisk have identified that they are, or are affiliates of, registered broker-dealers. These selling securityholders have represented that they acquired their securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To the extent that we become aware that any such selling securityholders did not acquire its securities in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to registration statement of which this prospectus is a part to designate such person as an “underwriter” within the meaning of the Securities Act of 1933.

**  Unless otherwise noted, none of these selling securityholders beneficially owns 1% or more of the outstanding notes.

***  Represents the maximum number of Essex common shares issuable upon exchange of all of the holder’s notes at the initial exchange rate of 9.6852 Essex common shares per $1,000 principal amount of the notes. This exchange rate is subject to adjustment as described under “Description of Notes — Exchange Rights.” As a result, the number of Essex common shares issuable upon exchange of the notes may change in the future.

****  Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934, using 23,139,876 Essex common shares outstanding as of September 30, 2005. In calculating these percentages for each holder of notes, we also treated as outstanding that number of Essex common shares issuable upon exchange of that holder’s notes. However, we did not assume the exchange of any other holder’s notes. Based on the 23,139,876 Essex common shares outstanding as of September 30, 2005, unless otherwise noted, none of these selling securityholders would beneficially own 1% or more of the outstanding Essex common shares following the sale of securities in the offering.

*****Assumes that any other holder of notes or any future transferee of any such holder does not beneficially own any Essex common shares other than the Essex common shares issuable upon exchange of the notes at the initial exchange rate.

(1) FrontPoint Convertible Arbitrage Fund GP, LLC is the general partner of FrontPoint Convertible Arbitrage Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Arbitrage Fund GP, LLC and as such has voting and dispositive power over the securities held by FrontPoint Convertible Arbitrage Fund, L.P. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the Board of Managers of FrontPoint Partners LLC and are members of its Management Committee. Messrs. Duff, Caffray and Ghaffari and FrontPoint Partners LLC and FrontPoint Convertible Arbitrage Fund GP, LLC each disclaim beneficial ownership of the securities held by FrontPoint Convertible Arbitrage Fund, L.P. except for their pecuniary interest therein.

(2) Highbridge International LLC is a subsidiary of Highbridge Master L.P. Highbridge Capital Corporation and Highbridge Capital L.P. are limited partners of Highbridge Master L.P. Highbridge GP, Ltd. is the General Partner of Highbridge Master L.P. Highbridge GP, LLC is the General Partner of Highbridge Capital L.P. Highbridge Capital Management, LLC is the trading manager of Highbridge Capital Corporation, Highbridge Capital L.P. and Highbridge Master L.P. Glenn Dubin is a Co-Chief Executive Officer of Highbridge Capital Management, LLC. Henry Swieca is a Co-Chief Executive Officer of Highbridge Capital Management, LLC. Each of Highbridge Master L.P., Highbridge Capital Corporation, Highbridge Capital L.P., Highbridge GP, Ltd., Highbridge GP, LLC, Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of Essex common shares owned by Highbridge International LLC.

  PLAN OF DISTRIBUTION

The selling securityholders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the notes or Essex common shares from the selling securityholders in non-sale transfers, may sell the notes and the underlying Essex common shares directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying Essex common shares may be sold in one or more transactions at:

•	fixed prices that may be changed;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in a variety of transactions, which may involve cross or block transactions, including the following:

•
on any national securities exchange or quotation service on which the notes or the Essex common shares may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the Essex common shares;

•	in the over-the-counter-market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

•
through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing, or by any legally available means.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying Essex common shares and deliver these securities to close out short positions. In addition, the selling securityholders may sell the notes and the underlying Essex common shares short and deliver the notes and underlying Essex common shares to close out short positions or loan or pledge the notes or the underlying Essex common shares to broker-dealers or other financial institutions that in turn may sell such securities. Selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the underlying Essex common shares or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Selling securityholders may decide not to sell all or a portion of the notes and the underlying Essex common shares offered by them pursuant to this prospectus or may decide not to sell notes or the underlying Essex common shares under this prospectus. In addition, selling securityholders may sell or transfer their notes and shares of Essex common shares issuable upon exchange of the notes other than by means of this prospectus. In particular, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the notes or underlying Essex common shares will be the purchase price of the notes or Essex common shares less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or Essex common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes and Essex common shares into which the notes are exchangeable may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and the Essex common shares into which the notes are exchangeable may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

Essex common shares are listed on the New York Stock Exchange under the symbol “ESS.” We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. The notes originally issued in the private placement are eligible for trading on The Portal Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The Portal Market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying Essex common shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the underlying Essex common shares by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying Essex common shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

Any selling securityholder who is a “broker-dealer” may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, such selling securityholders are an underwriter in connection with the sale of the notes or the shares of Essex common shares issuable upon exchange of the notes covered by this prospectus. Such selling securityholders have informed us that they have purchased their notes in the open market and in the ordinary course of business, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by such securityholders.

The selling securityholders and any other persons participating in the distribution of the notes or underlying Essex common shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying Essex common shares by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying Essex common shares to engage in market making activities with respect to the particular notes and underlying Essex common shares being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying Essex common shares and the ability to engage in market making activities with respect to the notes and the underlying Essex common shares.

If required, the specific notes or Essex common shares to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and Essex common shares into which the notes are exchangeable under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling securityholders and we have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the Essex common shares, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the Essex common shares, except that the selling securityholders will pay all brokers’ commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions. See “Registration Rights” above.

  LEGAL MATTERS

The validity of the securities that may be sold by the selling stockholders pursuant to this prospectus will be passed upon for us by Morrison & Foerster LLP. Morrison & Foerster LLP will also issue an opinion to us regarding certain tax matters described under “Material U.S. Federal Income Tax Considerations.”

  EXPERTS

The consolidated financial statements and schedules of Essex Property Trust, Inc. and subsidiaries and Essex Portfolio, L.P. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table itemizes the expenses incurred by the Registrants in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$24,075
NYSE Listing Fee	5,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Miscellaneous	5,925
Total	$110,000

All of the costs identified above will be paid for by the Registrants.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Essex Property Trust, Inc.

Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless prohibited by its charter, a corporation may indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

Essex’s charter and bylaws provide in effect for the indemnification by Essex of the directors and officers of Essex to the fullest extent permitted by applicable law. Essex has purchased directors’ and officers’ liability insurance for the benefit of its directors and officers.

Essex has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that Essex indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

Essex Portolio, L.P.

The amended and restated partnership agreement of the Essex Portfolio, L.P. requires Essex Portfolio, L.P. to indemnify Essex Property Trust, Inc., its affiliates and any individual or entity acting on Essex Property Trust, Inc.’s behalf against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of Essex Portfolio, L.P. or in connection with its business or affairs unless it is determined that indemnification is not permitted.

ITEM 16. EXHIBITS

EXHIBIT INDEX

Exhibit No.	Document	Note
3.1	Articles of Amendment and Restatement of Essex dated June 22, 1995, attached as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.	—
3.2	Articles Supplementary of Essex Property Trust, Inc. for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.	—
3.3	First Amendment to Articles of Amendment and Restatement of Essex Property Trust, Inc., attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.	—
3.4	Certificate of Correction to Exhibit 3.2 dated December 20, 1996.	(1)
3.5	Amended and Restated Bylaws of Essex Property Trust, Inc., attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.	—
3.6	Certificate of Amendment of the Bylaws of Essex Property Trust, Inc., dated December 17, 1996.	(1)
3.7	Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.	—
3.8	Articles Supplementary reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998.	(2)

3.9	Certificate of Correction to Exhibit 3.2 dated February 12, 1999.	(2)
3.10	Articles Supplementary reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.	—
3.11	Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.	—
3.12	Articles Supplementary reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.	—
3.13	Certificate of Correction to Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.	—
3.14	Certificate of Amendment of the Bylaws of Essex Property Trust, Inc. dated February 14, 2000, attached as Exhibit 3.2 to the Company’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.	—
3.15	Articles Supplementary relating to the 7.8125% Series F Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Company’s Form 8-K, dated September 19, 2003, and incorporated herein by reference.	—
3.16	Articles Supplementary reclassifying 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.16 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.	—
3.17	Articles Supplementary reclassifying 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.17 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.	—
4.1	Rights Agreement, dated as of November 11, 1998, between Essex Property Trust, Inc., and BankBoston, N.A., as Rights Agent, including all exhibits thereto, attached as Exhibit 1 to the Company’s Registration Statement filed on Form 8-A dated November 12, 1998, and incorporated herein by reference.	—

4.2	Amendment to Rights Agreement, dated as of December 13, 2000, attached as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference.	—
4.3	Amendment to Rights Agreement, dated as of February 28, 2002 attached as Exhibit 4.3 to the Company’s Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.	—
4.4	Indenture, dated October 28, 2005, by and among Essex Property Trust, Inc., as guarantor, Essex Portfolio, L.P., as the issuer, and Wells Fargo Bank, N.A., as the trustee, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed November 2, 2005, and incorporated herein by reference.	—
4.5	Reference is made to Exhibits 3.1 through 3.17.	—
5.1	Opinion of Morrison & Foerster LLP.	—
8.1	Opinion of Morrison & Foerster LLP relating to certain tax matters.	—
10.1	Registration Rights Agreement, dated as of October 28, 2005, by and among Essex Portfolio, L.P., Essex Property Trust, Inc., UBS Securities LLC and Bear Sterns & Co. Inc.	—
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.	—
23.2	Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1).	—
24.1	Power of Attorney (included on signature page).	—

(1) Incorporated by reference to the identically numbered exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996.

(2) Incorporated by reference to the identically numbered exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

ITEM 17. UNDERTAKINGS

The undersigned Registrants hereby undertake:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided further, however that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned Registrants hereby further undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the Form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a Form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a Form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 25th day of January, 2006.

ESSEX PROPERTY TRUST, INC.
/s/ MICHAEL T. DANCE
By: Michael T. Dance Executive Vice President and Chief Financial Officer

We, the undersigned officers and directors of Essex Property Trust, Inc. do hereby constitute and appoint Keith R. Guericke and Michael T. Dance, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ KEITH R. GUERICKE Keith R. Guericke	Chief Executive Officer and President, Director and Vice Chairman of the Board (Principal Executive Officer)	January 25, 2006
/s/ MICHAEL T. DANCE Michael T. Dance	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2006
/s/ MICHAEL J. SCHALL Michael J. Schall	Senior Executive Vice President, Director, and Chief Operating Officer	January 25, 2006
/s/ GEORGE M. MARCUS George M. Marcus	Director and Chairman of the Board	January 25, 2006
/s/ WILLIAM A. MILLICHAP William A. Millichap	Director	January 25, 2006
/s/ DAVID W. BRADY David W. Brady	Director	January 25, 2006

/s/ ROBERT E. LARSON Robert E. Larson	Director	January 25, 2006
/s/ GARY P. MARTIN Gary P. Martin	Director	January 25, 2006
/s/ ISSIE N. RABINOVITCH Issie N. Rabinovitch	Director	January 25, 2006
/s/ THOMAS E. RANDLETT Thomas E. Randlett	Director	January 25, 2006
/s/ WILLARD H. SMITH, JR. Willard H. Smith, Jr.	Director	January 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 25th day of January, 2006.

ESSEX PORTFOLIO, L.P. By: Essex Property Trust, Inc. Its: General Partner
/s/ MICHAEL T. DANCE
By: Michael T. Dance Executive Vice President and Chief Financial Officer

We, the undersigned officers and directors of Essex Portfolio, L.P. do hereby constitute and appoint Keith R. Guericke and Michael T. Dance, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ KEITH R. GUERICKE Keith R. Guericke	Chief Executive Officer and President, Director and Vice Chairman of the Board (Principal Executive Officer)	January 25, 2006
/s/ MICHAEL T. DANCE Michael T. Dance	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2006
/s/ MICHAEL J. SCHALL Michael J. Schall	Senior Executive Vice President, Director, and Chief Operating Officer	January 25, 2006
/s/ GEORGE M. MARCUS George M. Marcus	Director and Chairman of the Board	January 25, 2006
/s/ WILLIAM A. MILLICHAP William A. Millichap	Director	January 25, 2006

/s/ DAVID W. BRADY David W. Brady	Director	January 25, 2006
/s/ ROBERT E. LARSON Robert E. Larson	Director	January 25, 2006
/s/ GARY P. MARTIN Gary P. Martin	Director	January 25, 2006
/s/ ISSIE N. RABINOVITCH Issie N. Rabinovitch	Director	January 25, 2006
/s/ THOMAS E. RANDLETT Thomas E. Randlett	Director	January 25, 2006
/s/ WILLARD H. SMITH, JR. Willard H. Smith, Jr.	Director	January 25, 2006

EXHIBIT INDEX

Exhibit No.	Document	Note
3.1	Articles of Amendment and Restatement of Essex dated June 22, 1995, attached as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.	—
3.2	Articles Supplementary of Essex Property Trust, Inc. for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.	—
3.3	First Amendment to Articles of Amendment and Restatement of Essex Property Trust, Inc., attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.	—
3.4	Certificate of Correction to Exhibit 3.2 dated December 20, 1996.	(1)
3.5	Amended and Restated Bylaws of Essex Property Trust, Inc., attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.	—
3.6	Certificate of Amendment of the Bylaws of Essex Property Trust, Inc., dated December 17, 1996.	(1)
3.7	Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.	—
3.8	Articles Supplementary reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998.	(2)
3.9	Certificate of Correction to Exhibit 3.2 dated February 12, 1999.	(2)
3.10	Articles Supplementary reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.	—
3.11	Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.	—
3.12	Articles Supplementary reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to the Company’s 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.	—

3.13	Certificate of Correction to Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.	—
3.14	Certificate of Amendment of the Bylaws of Essex Property Trust, Inc. dated February 14, 2000, attached as Exhibit 3.2 to the Company’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.	—
3.15	Articles Supplementary relating to the 7.8125% Series F Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Company’s Form 8-K, dated September 19, 2003, and incorporated herein by reference.	—
3.16	Articles Supplementary reclassifying 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.16 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.	—
3.17	Articles Supplementary reclassifying 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.17 to the Company’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.	—
4.1	Rights Agreement, dated as of November 11, 1998, between Essex Property Trust, Inc., and BankBoston, N.A., as Rights Agent, including all exhibits thereto, attached as Exhibit 1 to the Company’s Registration Statement filed on Form 8-A dated November 12, 1998, and incorporated herein by reference.	—
4.2	Amendment to Rights Agreement, dated as of December 13, 2000, attached as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference.	—
4.3	Amendment to Rights Agreement, dated as of February 28, 2002 attached as Exhibit 4.3 to the Company’s Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.	—
4.4	Indenture, dated October 28, 2005, by and among Essex Property Trust, Inc., as guarantor, Essex Portfolio, L.P., as the issuer, and Wells Fargo Bank, N.A., as the trustee, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed November 2, 2005, and incorporated herein by reference.	—
4.5	Reference is made to Exhibits 3.1 through 3.17.	—
5.1	Opinion of Morrison & Foerster LLP.	—
8.1	Opinion of Morrison & Foerster LLP relating to certain tax matters.	—

10.1	Registration Rights Agreement, dated as of October 28, 2005, by and among Essex Portfolio, L.P., Essex Property Trust, Inc., UBS Securities LLC and Bear Sterns & Co. Inc.	—
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.	—
23.2	Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1).	—
24.1	Power of Attorney (included on signature page).	—

(1) Incorporated by reference to the identically numbered exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996.

(2) Incorporated by reference to the identically numbered exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.